Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282730

This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED March 24, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 20, 2024)

150,000 Shares of Series F Convertible Preferred Stock

Warrants to Purchase Shares of our Common Stock

Prairie Operating Co. (the “Company,” “we,” “our” or “us”) expects to enter into a Securities Purchase Agreement, the form of which will be included as an exhibit to a Current Report on Form 8-K to be filed by us in connection with this offering (the “Purchase Agreement”) with Hudson Bay PH XIX LLC (the “Purchaser”), relating to our offering of (i) 150,000 shares (the “Preferred Shares”) of Series F Convertible Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), with a stated value of $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series F Preferred Stock (the “Stated Value”), and (ii) upon the one-year anniversary of the issue date of the Preferred Shares, subject to the satisfaction of certain conditions, warrants (the “Warrants”) to purchase a number of shares of our common stock, $0.01 par value per share (“Common Stock”), equal to the quotient of (i) 125% of the Stated Value of all Series F Preferred Stock held by such holder on the original issuance date, divided by (ii) the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the original issuance date, offered by this prospectus supplement and the accompanying prospectus. This offering also relates to the offering of the shares of our Common Stock issuable upon conversion of or otherwise pursuant to the terms of the Preferred Shares and exercise of the Warrants.

The Preferred Shares

From and after the date the Preferred Shares are issued by the Company to the Purchaser (the “Closing Date”), the Purchaser will be entitled to receive, on a cumulative basis, whether or not authorized or declared and whether or not the Company has assets legally available therefor, dividends on each Preferred Share at a rate per annum equal to 12%, on the amount equal to the sum of (a) the Stated Value plus (b) all accrued and unpaid dividends on such share of Series F Preferred Stock (including dividends accrued and unpaid on previously unpaid dividends); provided that, from, including and after the date that is the six-month anniversary of the maturity of the Company’s reserve-based credit agreement, the dividend rate will be 25%. Dividends will be paid to the holder in cash on each March 1, June 1, September 1 and December 1 of each calendar year, beginning on June 1, 2025 as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Method of Payment-Cash Payments” or in shares of Common Stock on each such dividend payment date as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Method of Payment-Company’s Election to Pay Stated Dividend in Cash or Common Stock”. We are selling the Preferred Shares to the Purchaser at a price per share of $1,000.

Concurrently with the completion of certain equity issuances resulting in proceeds to us or certain dividends or distributions declared or made, prepayments of indebtedness made, or investments acquired, owned or made pursuant to our reserve-based credit agreement, each holder of Series F Preferred Stock will have the right to require us to pay the holder a cash sweep amount in redemption of a number of shares of Series F Preferred Stock at a price per share described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Dividends; Cash Sweep Payment-Cash Sweep Payments”.

Holders of the Series F Preferred Stock may convert all or a portion their shares of Series F Preferred Stock into shares of our Common Stock at any time and from time to time. However, in no event will any share of Series F Preferred Stock be converted into shares of Common Stock using a Market Stock Payment Price or Triggering Event Conversion Price (each as defined in the section titled “Description of Securities We Are Offering”) that is lower than the Absolute Floor Price (as defined in the section titled “Description of Securities We Are Offering”), in which case the Absolute Floor Price shall be used for such conversion. The initial conversion rate for the Series F Preferred Stock will be a number of shares of our Common Stock per share of Series F Preferred Stock as set forth in the Series F Certificate of Designation. The conversion rate will also be subject to adjustment as described in this prospectus supplement. Holders also have the option to convert all or a portion of the shares of Series F Preferred Stock then held by such holder using an alternative conversion rate in lieu of the conversion rate, subject to an alternative conversion cap for each quarter, as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Conversion Rights-Alternative Conversions.” We may settle such alternative conversions entirely (but not in part) in cash in certain circumstances as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Method Of Payment-Company’s Election to Pay Alternative Conversions in Cash.”

Subject to terms, conditions and certain exceptions set forth in the Prairie Operating Co. Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, we will have the right to redeem all (but not less than all) of the then-outstanding shares of Series F Preferred Stock for cash at the redemption price described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Redemption-Redemption at Our Option.” If a Fundamental Change (as defined herein) occurs, the holders of the Series F Preferred Stock may require us to redeem all or any portion of the shares of Series F Preferred Stock owned by such holder for a cash amount equal to the price described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Redemption-Redemption of the Series F Preferred Stock upon a Fundamental Change.”

The Warrants

If on the one-year anniversary of the Closing Date (or if such date is not a trading day, then the immediately preceding trading day) (the “Original Issuance Date”) (i) any Preferred Shares are outstanding and (ii) the last reported sale price during any trading day in the 20 trading day period ending on and including such date was less than 115% of the conversion price of the Series F Preferred Stock, then the Company will on such date issue the Warrants to the Purchaser for no additional consideration. The Warrants will be exercisable for a number of shares of Common Stock equal to the quotient of (i) 125% of the Stated Value of all Series F Preferred Stock held by such holder on the Original Issuance Date, divided by (ii) the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the Original Issuance Date. If issued, the Warrants will be immediately exercisable and will expire on the fifth anniversary of the Original Issuance Date. The Warrants will have an initial exercise price per share equal to 110% of the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the Original Issuance Date. The exercise price and number of shares of our Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed notice of exercise and either by payment in full for the number of shares of Common Stock purchased upon such exercise or through a cashless exercise, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Common Stock to the holder, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of our Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Concurrently with this offering, we are offering $35.0 million of shares of our Common Stock pursuant to a separate prospectus supplement (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to $5.25 million of additional shares of Common Stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the gross proceeds to us from the Concurrent Common Stock Offering, if completed, will be approximately $35.0 million. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock to be issued in the Concurrent Common Stock Offering.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PROP.” On March 21, 2025, the last reported sale price on Nasdaq of our Common Stock was $5.58 per share. There is currently no established trading market for the Preferred Shares or the Warrants, and we do not expect a market to develop. We do not intend to list the Preferred Shares or the Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Shares and the Warrants will be limited.

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our Common Stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-15 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Preferred Shares in this offering is expected to be made on or about March 26, 2025 or such later date as we and the Purchaser may agree.

The date of this prospectus supplement is          , 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of securities. If the information about this offering of securities varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a universal shelf registration statement on Form S-3 that we initially filed with the SEC on October 18, 2024, as amended on November 22, 2024 and December 10, 2024, and that was declared effective by the SEC on December 20, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined, including the documents incorporated by reference herein and therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing. See “Documents Incorporated by Reference.”

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to in this prospectus supplement and the accompanying base prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

None of Prairie Operating Co. or any of its representatives is making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our securities. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.

Unless otherwise indicated, all references to “Prairie,” the “Company,” “we,” “us” and “our” mean Prairie Operating Co. and its consolidated subsidiaries. Capitalized terms used but not defined where used are defined under the section titled “Definitions of Certain Terms and Conventions Used Herein.”

Industry and Market Data

The market data and certain other statistical information included or incorporated by reference into this prospectus supplement are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in any third-party publications.

Non-GAAP Financial Measures

We have included certain non-GAAP financial measures in this prospectus supplement, including Adjusted EBITDA, Leverage and PV-10, which are intended to supplement, not substitute for, comparable GAAP measures. Please see “Summary—Non-GAAP Financial Measures” for more information relating to such non-GAAP financial measures, including our definitions of such non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Definitions of Certain Terms and Conventions Used Herein

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Advisors” has the meaning set forth in the section titled “Plan of Distribution” of this prospectus supplement.

“Bayswater” means, collectively, Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC.

“Bayswater Acquisition” means the purchase of the Bayswater Assets by the Company pursuant to the Bayswater PSA.

“Bayswater Assets” means the Leases, Lands, Wells, Facilities and Equipment, Fee Mineral Interests, Disposal System and Surface Agreements (each as defined in the Bayswater PSA), in each case located in the DJ Basin, as well as appurtenant equipment, records, vehicles and other assets (including inventory hydrocarbons), that we will purchase from Bayswater pursuant to the Bayswater PSA, but excluding certain excluded assets specified therein.

“Bayswater PSA” means the Purchase and Sale Agreement, dated February 6, 2025, as amended, by and between the Company, Prairie Operating Co., LLC, Otter Holdings, LLC, Prairie SWD Co., LLC, Prairie Gathering I, LLC and Bayswater.

“Boe/d” means barrel of oil equivalent, using the ratio of six thousand cubic feet of natural gas to one barrel of crude oil or condensate, per day.

“Central Weld Assets” means the Oil and Gas Leases, Mineral Fee Interests, producing Wells and Units (each as defined in the NR Agreement), in each case located in the DJ Basin in Weld County, Colorado, as well as appurtenant records and equipment and other properties, the we purchased from Nickel Road pursuant to the NR Agreement.

“Convertible Promissory Note” means the means the convertible promissory note with an aggregate principal amount of $15.0 million that we entered into with Yorkville on September 30, 2024 in connection with the Pre-Paid Advance.

“DJ Basin” means the Denver-Julesburg Basin.

“Existing Credit Agreement” means the Credit Agreement, dated as of December 16, 2024, by and between the Company, as borrower, Citibank, N.A., as administrative agent, and the financial institutions party thereto.

“Exok” means Exok, Inc., an Oklahoma corporation.

“Exok Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023, by and among the Company, Prairie LLC and Exok.

“Exok Option Purchase” means the optional purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases in Weld County, Colorado, together with certain other associated assets, data and records.

“Exok Transaction” means the purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records from Exok for $3,000,000 by the Company pursuant to the Exok Agreement.

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“Financing Transactions” collectively refers to (i) this offering and the use of estimated proceeds therefrom to fund a portion of the purchase price of the Bayswater Acquisition, (ii) the Concurrent Common Stock Offering and the use of the estimated proceeds therefrom to fund a portion of the purchase price for the Bayswater Acquisition, and (iii) the entering into and borrowing of up to $330.0 million under the New Credit Agreement to fund a portion of the purchase price of the Bayswater Acquisition.

“Genesis Assets” means the Initial Genesis Assets and the Genesis Bolt-on Assets.

“Genesis Bolt-on Assets” means the oil and gas leases located in the DJ Basin in Weld County, Colorado, acquired from a private party effective as of January 31, 2024.

“gross acres” or “gross wells” means the total acres or wells in which the Company owns a working interest.

“Initial Genesis Assets” means the oil and gas leases located in the DJ Basin in Weld County, Colorado, acquired in connection with the Exok Transaction and the Exok Option Purchase.

“net acres” or “net wells” means the sum of the fractional working interests the Company owns in gross acres or gross wells.

“New Credit Agreement” means the Amended and Restated Credit Agreement that we expect to enter into in connection with the Bayswater Acquisition, which, among other things, would amend or amend and restate our Existing Credit Agreement and provide us with borrowing availability of up to $475.0 million as of the closing of the Bayswater Acquisition.

“NGLs” means natural gas liquids.

“Nickel Road” means NRD and NRO.

“NR Acquisition” means the purchase of the Central Weld Assets by the Company, pursuant to the NR Agreement.

“NR Agreement” means the Asset Purchase Agreement, dated January 11, 2024, by and among the Company, Prairie LLC, and Nickel Road, as amended.

“NRD” means Nickel Road Development LLC, a Delaware limited liability company.

“NRO” means Nickel Road Operating LLC, a Delaware limited liability company.

“Prairie LLC” means Prairie Operating Co., LLC, a Delaware limited liability company.

“Pre-Paid Advance” means the $15.0 million pre-paid advance to the Company under the SEPA pursuant to the Convertible Promissory Note.

“proved reserves” means those quantities of oil, natural gas and NGLs that, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or we must be reasonably certain that it will commence the project within a reasonable time. For a complete definition of proved crude oil and natural gas reserves, refer to the SEC’s Regulation S-X, Rule 4-10(a)(22).

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“proved undeveloped reserves,” “PUD” or “PUD reserves” means proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Undrilled locations can be classified as having proved undeveloped reserves only if a development plan has been adopted indicating that such locations are scheduled to be drilled within five years, unless specific circumstances justify a longer time.

“reserves” means estimated remaining quantities of crude oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering crude oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

“SEPA” means the Standby Equity Purchase Agreement we entered into with Yorkville on September 30, 2024 pursuant to which we have the right, but not the obligation, to sell to Yorkville up to $40.0 million of our Common Stock at prevailing market prices at the time of such sales, subject to certain conditions.

“Series D A Warrants” means the Series A warrants to purchase 3,475,250 shares of our Common Stock at an exercise price of $6.00 per share issued to the Series D PIPE Investors in the Series D PIPE on May 3, 2023.

“Series D B Warrants” means the Series B warrants to purchase 3,475,250 shares of our Common Stock at an exercise price of $6.00 per share issued to the Series D PIPE Investors in the Series D PIPE on May 3, 2023.

“Series D PIPE” means the sale of an aggregate of approximately $17.38 million of Series D Preferred Stock and Series D PIPE Warrants in a private placement pursuant to the Series D Securities Purchase Agreements in connection with the merger of Creek Road Merger Sub, LLC with and into Prairie LLC.

“Series D PIPE Investors” means the investors in the Series D PIPE.

“Series D PIPE Warrants” means, collectively, the Series D A Warrants and the Series D B Warrants.

“Series D Preferred Stock” means the 17,376 shares of Series D Preferred Stock, par value $0.01 per share, with a conversion price of $5.00 per share, subject to certain adjustments, issued to the Series D PIPE Investors in the Series D PIPE on May 3, 2023.

“Series D Securities Purchase Agreements” means the Securities Purchase Agreements, dated May 3, 2023, by and between the Company and each of the Series D PIPE Investors.

“Subordinated Noteholder Warrants” means the warrants to purchase 1,141,552 shares of our Common Stock at an exercise price of $8.89 per share issued to the holders of the Subordinated Promissory Note on September 30, 2024.

“Subordinated Promissory Note” means the subordinated promissory note with an aggregate principal amount of $5.0 million that we entered into on September 30, 2024 in connection with the Subordinated Noteholder Warrants.

“undeveloped acres” or “undeveloped acreage” means lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

“Yorkville” means YA II PN, LTD, a Cayman Islands exempt limited company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated reserves, revenues and income or losses, projected costs and capital expenditures, prospects, acquisition opportunities, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	our ability to successfully finance and consummate the Bayswater Acquisition, including the risk that we may fail to complete the Bayswater Acquisition on the terms and timing currently contemplated or at all, fail to enter into the New Credit Agreement on expected terms and/or fail to realize the expected benefits of the Bayswater Acquisition;

●	our financial performance following the Bayswater Acquisition, the NR Acquisition and the other transactions described in or incorporated by reference into this prospectus supplement;

●	this offering, the Concurrent Common Stock Offering, the timing thereof and the use of proceeds therefrom;

●	estimates of reserves of our oil, natural gas and NGLs;

●	drilling prospects, inventories, projects and programs;

●	estimates of the future oil and natural gas production from our oil and gas assets, including estimates of any increases or decreases in production;

●	financial strategy, liquidity and capital required for our development program and other capital expenditures;

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital for our operations;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	our integration of acquisitions, including the Bayswater Acquisition and the NR Acquisition;

●	changes or developments in applicable laws or regulations, including with respect to taxes; and

●	actions taken or not taken by third-parties, including our contractors and competitors.

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When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus. We caution you that these forward-looking statements are subject to all of these risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to:

●	our and Bayswater’s ability to satisfy the conditions to the Bayswater PSA in a timely manner or at all, including our ability to successfully finance the Bayswater Acquisition;

●	our ability to enter into the Purchase Agreement;

●	our ability to complete the Concurrent Common Stock Offering in a timely manner and on acceptable terms, if at all;

●	our ability to recognize the anticipated benefits of the Bayswater Acquisition, the NR Acquisition and the other transactions described in or incorporated by reference into this prospectus supplement, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Bayswater Acquisition, the NR Acquisition and such other transactions;

●	our ability to fund our development and drilling plan;

●	the possibility that we may be unable to achieve expected cash flow, production levels, drilling, operational efficiencies and other anticipated benefits within the expected time-frames, or at all, and to successfully integrate the Bayswater Assets, the Central Weld Assets and/or any other assets or operations we have acquired or may acquire in the future with those of the Company;

●	our integration of the Bayswater Assets and/or the Central Weld Assets with those of the Company may be more difficult, time-consuming or costly than expected;

●	our operating costs, customer loss and business disruption may be greater than expected following the Bayswater Acquisition or the public announcement of the Bayswater Acquisition;

●	our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all;

●	uncertainties inherent in estimating quantities of oil, natural gas and NGLs reserves and projecting future rates of production and the amount and timing of development expenditures;

●	commodity price and cost volatility and inflation;

●	our ability to obtain and maintain necessary permits and approvals to develop our assets;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	changes in the regulations governing our business and operations, including the businesses, assets and operations we have acquired or may acquire in the future, such as, but not limited to, those pertaining to the environment, our drilling program and the pricing of our future production;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

●	the risks related to the growth of our business;

●	the effects of competition on our future business; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic SEC filings.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in or incorporated by reference into this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

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SUMMARY

This summary highlights some of the information contained in or incorporated by reference into this prospectus and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus, including the information set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, the information incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 and the financial statements (and the notes thereto) contained therein, and any other documents to which we refer you, before making an investment decision.

Our Company

We are an independent oil and gas company focused on the acquisition and development of crude oil, natural gas and NGLs. Our assets and operations are strategically located in the oil region of rural Weld County, within the DJ Basin of Colorado. Our drilling program focuses on the ongoing, stacked co-development of the Niobrara and Codell formations. We believe the DJ Basin to be one of the premier resource plays in the United States. Weld County boasts some of the lowest break-even prices in the U.S., and has a long production history that has proven and consistent results. The productivity of this resource is demonstrated by the integral role that Weld County holds in Colorado’s energy economy, having produced 82% of Colorado’s oil production as of December 2024.

Source: Enverus. (1) Includes horizontal wells since 2014. (2) Pertaining to first 90-day production.

Source: Enverus. (1) Includes horizontal wells only, vintage years 2020-2024 and assumes 20:1 WTI/NYMEX.

Our management team has significant public company leadership experience and draws on prior DJ Basin operating expertise to optimize drilling our attractive acreage. We seek to deliver energy in an environmentally efficient manner by deploying next-generation technology and techniques. In addition to growing production through our drilling operations, we also seek to grow our business through accretive acquisitions. Since inception, management has announced or closed five transactions, including the Bayswater Acquisition.

Our objective is to maximize returns to investors, organically and inorganically, by focusing on assets with the following criteria: (i) producing reserves, with associated undeveloped bolt-on acreage; (ii) ample, high rate-of-return inventory of drilling locations that can be developed with cash flow reinvestment; (iii) strong well-level economics; (iv) liquids-rich assets; and (v) accretive valuation.

As described further below, on February 6, 2025, we entered into the Bayswater PSA pursuant to which we agreed to acquire from Bayswater the Bayswater Assets, which include approximately 24,000 net mineral acres in, on and under approximately 27,800 gross acres and 22 fully permitted proven undeveloped drilling locations, all of which are located in the DJ Basin and we believe is complementary to our existing acreage. The Bayswater Assets are 70% liquids weighted and produced approximately 28,500 net Boe/d during the year ended December 31, 2024 (or approximately 25,700 net Boe/d as of the effective date of December 1, 2024). In addition, on October 1, 2024, we completed the NR Acquisition pursuant to which we acquired oil and gas leases covering approximately 5,640 net leasehold acres, on and under approximately 6,000 gross acres and 63 gross proved undeveloped locations, all of which have approved well permits, and 26 gross operated horizontal wells in Weld County, Colorado, which we refer to as the Central Weld Assets, from Nickel Road. We expect the Central Weld Assets and the Bayswater Assets will provide accretive cashflow to our existing DJ Basin operations, strategically expand our core operating area, increase our inventory of high rate-of-return drilling locations, and provide additional optionality to our 2025 drill schedule.

We believe that we are ideally positioned to execute on our development plan of our Genesis Assets, our Central Weld Assets, and the Bayswater Assets following the closing of the Bayswater Acquisition. Following the closing of the Bayswater Acquisition, we will hold approximately 586 locations, equating to ten years of inventory life at a one-rig (60 wells per year) pace. Our current development plan contemplates drilling up to 50 wells in 2025 and up to 60 wells in 2026, which assumes consummation of the Bayswater Acquisition in March 2025. We expect this development plan, along with our achievable cost optimization targets, will rapidly grow our production and free cash flow with all proved undeveloped reserves scheduled to be converted to developed status within five years, allowing us to increase our activity in 2026 and beyond. Our drilling plan is based on current commodity prices, and an increase or decrease in commodity prices could impact the number of wells we actually drill.

S-7

Recent Developments

Concurrent Offering of Common Stock

Concurrently with this offering, we are offering $35.0 million of shares of our Common Stock pursuant to a separate prospectus supplement (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to $5.25 million of additional shares of Common Stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the gross proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $35.0 million. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock to be issued in the Concurrent Common Stock Offering.

We intend to use the net proceeds from the Concurrent Common Stock Offering, together with the net proceeds from this offering, to fund a portion of the purchase price for the Bayswater Acquisition.

Bayswater Acquisition

On February 6, 2025, we entered into the Bayswater PSA with Bayswater pursuant to which we agreed to acquire the Bayswater Assets for a purchase price of $602.75 million, subject to certain closing price adjustments, payable in cash (the “Cash Consideration”) and shares of our Common Stock with an aggregate value of $16.0 million (calculated in accordance with the Bayswater PSA but not to exceed 5,249,639 shares of Common Stock) (the “Equity Consideration”). We intend to fund the Cash Consideration with the proceeds from this offering, proceeds from the Concurrent Common Stock Offering, borrowings under our New Credit Agreement (as discussed below) and cash on hand.

The Bayswater PSA provides that we and Bayswater will enter into a registration rights agreement at closing, in substantially the form attached to the Bayswater PSA, pursuant to which, among other things, we will agree to register the resale of the Equity Consideration under the Securities Act.

We expect the Bayswater Acquisition to close in March 2025, subject to completion of the Financing Transactions and other customary closing conditions, with an economic effective date of December 1, 2024. The closing of the Bayswater Acquisition is dependent on the consummation of the Financing Transactions, including this offering. However, the consummation of this offering is not contingent on the closing of the Bayswater Acquisition. See “Risk Factors—Risks Related to the Bayswater Acquisition—We may not consummate the Bayswater Acquisition on terms currently contemplated, or at all” in our Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing description of the Bayswater PSA is not complete and is qualified in its entirety by reference to the full text of the Bayswater PSA, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2025, and the Amendment to the Purchase and Sale Agreement, dated as of March 14, 2025, by and between the parties to the Bayswater PSA, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2025, each of which is incorporated herein by reference.

Commitment Letter for New Credit Agreement

On December 16, 2024, we entered into a reserve-based credit agreement with Citibank, N.A., as administrative agent, and the financial institutions party thereto, which we refer to as the Existing Credit Agreement. The Existing Credit Agreement has a maximum credit commitment of $1.0 billion. As of February 28, 2025, the Existing Credit Agreement had a borrowing base of $60.0 million and an aggregate elected commitment of $60.0 million. As of February 28, 2025, $47.0 million of revolving borrowings and no letters of credit were outstanding under the Existing Credit Agreement, and we also had cash and cash equivalents of approximately $1.8 million. The Existing Credit Agreement is scheduled to mature on December 16, 2026.

S-8

In connection with the Bayswater Acquisition, on February 6, 2025, we entered into the Commitment Letter with Citibank, N.A. and the other lenders party thereto, as amended, which we refer to as the Commitment Letter, pursuant to which we have received commitments, subject to certain conditions, to amend and restate our Existing Credit Agreement, which we refer to as our New Credit Agreement, to, among other things, increase the borrowing base to $475.0 million as of the closing of the Bayswater Acquisition and extend its maturity date to up to four years after the closing date of the Bayswater Acquisition. We also expect that the New Credit Agreement will include changes to certain provisions of our Existing Credit Agreement, subject to agreement with the lenders, to take into account the Bayswater Acquisition. We expect to enter into our New Credit Agreement prior to or substantially concurrently with the closing of the Bayswater Acquisition and intend to borrow up to approximately $330.0 million under our New Credit Agreement to fund a portion of the purchase price of the Bayswater Acquisition. However, there can be no assurance that we will enter into our New Credit Agreement within the anticipated time frame, or at all. The obligations of the lenders to provide financing under the Commitment Letter are subject to certain customary conditions.

The foregoing description of the Existing Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Existing Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2024, and incorporated herein by reference.

Implications of a Smaller Reporting Company and Non-Accelerated Filer

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenues were less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million. As a smaller reporting company, we have presented only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K incorporated by reference into this prospectus supplement and have provided reduced disclosure obligations regarding executive compensation. In addition, as a “non-accelerated filer” under the Exchange Act, we were not required to, and did not, obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm in our Annual Report on Form 10-K incorporated by reference into this prospectus supplement.

Corporate Information

The mailing address of our principal executive office is 55 Waugh Drive, Suite 400, Houston, Texas 77007, and our phone number is (713) 424-4247. Our website address is www.prairieopco.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. The information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

S-9

THE OFFERING

Securities Offered by Us	We are offering (i) 150,000 shares (the “Preferred Shares”) of Series F Convertible Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), and (ii) warrants (the “Warrants”) to purchase a number of shares of our common stock, $0.01 par value per share (“Common Stock”), equal to the quotient of (i) 125% of the Stated Value (as defined below) of all Series F Preferred Stock held by such holder on the original issuance date, divided by (ii) the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the original issuance date. This offering also relates to the offering of the shares of our Common Stock issuable upon conversion of or otherwise pursuant to the terms of the Preferred Shares and exercise of the Warrants.

Offering Price	$1,000 per share of Series F Preferred Stock.

The Preferred Shares

Dividends	From and after the date the Preferred Shares are issued by the Company to the Purchaser (the “Closing Date”), the Purchaser will be entitled to, receive on a cumulative basis, whether or not authorized or declared and whether or not the Company has assets legally available therefor, dividends on each Preferred Share at a rate per annum equal to 12%, on the amount equal to the sum of (a) the Stated Value plus (b) all accrued and unpaid dividends on such share of Series F Preferred Stock (including dividends accrued and unpaid on previously unpaid dividends); provided that, from, including and after the date that is the six-month anniversary of the maturity of the Company’s reserve-based credit agreement, the dividend rate will be 25%. Dividends will be paid to the holder in cash on each March 1, June 1, September 1 and December 1 of each calendar year, beginning on June 1, 2025 as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Method of Payment-Cash Payments” or in shares of Common Stock on each such dividend payment date as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Method of Payment-Company’s Election to Pay Stated Dividend in Cash or Common Stock”.

Stated Value	With respect to any share of Series F Preferred Stock, $1,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series F Preferred Stock).

Cash Sweep Payments	Concurrently with the completion of certain equity issuances resulting in proceeds to us or certain dividends or distributions declared or made, prepayments of indebtedness made, or investments acquired, owned or made pursuant to our reserve-based credit agreement, each holder of Series F Preferred Stock will have the right to require us to pay the holder a cash sweep amount in redemption of a number of shares of Series F Preferred Stock at a price per share described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Dividends; Cash Sweep Payment-Cash Sweep Payments”.

Ranking	All payments due under the Prairie Operating Co. Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) in respect of a share of Series F Preferred Stock shall rank pari passu with all other shares of Series F Preferred Stock.

S-10

Voting Rights	Except as otherwise provided in the Series F Certificate of Designation or as otherwise required by law, the Series F Preferred Stock will have no voting rights. However, as long as any shares of Series F Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the Underlying Shares (as defined in the Purchase Agreement) in the aggregate as of such time issued or issuable under the Purchase Agreement or pursuant to the Preferred Shares or Warrants, as applicable, (a) alter or change the powers, preferences or rights given to the Series F Preferred Stock in an adverse manner or alter or amend the Series F Certificate of Designation in such a manner so as to adversely affect any rights of the holders of the Series F Preferred Stock, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon any liquidation, dissolution or winding-up of the Company senior to, or otherwise pari passu with, the Series F Preferred Stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series F Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Conversion Rights	Holders of the Series F Preferred Stock may convert all or a portion their shares of Series F Preferred Stock into shares of our Common Stock at any time and from time to time. However, in no event will any share of Series F Preferred Stock be converted into shares of Common Stock using a Market Stock Payment Price or Triggering Event Conversion Price (each as defined in the section titled “Description of Securities We Are Offering”) that is lower than the Absolute Floor Price (as defined in the section titled “Description of Securities We Are Offering”), in which case the Absolute Floor Price shall be used for such conversion. The initial conversion rate for the Series F Preferred Stock will be a number of shares of our Common Stock per share of Series F Preferred Stock as set forth in the Series F Certificate of Designation. The conversion rate will also be subject to adjustment as described in this prospectus supplement. The conversion price, as of any time, will be an amount equal to $1,000 divided by the conversion rate in effect at such time. Holders also have the option to convert all or a portion of the shares of Series F Preferred Stock then held by such holder using an alternative conversion rate in lieu of the conversion rate, subject to an alternative conversion cap for each quarter, as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Conversion Rights-Alternative Conversions.” We may settle such alternative conversions entirely (but not in part) in cash in certain circumstances as described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Method Of Payment-Company’s Election to Pay Alternative Conversions in Cash.”

Redemption	Subject to terms, conditions and certain exceptions set forth in the Series F Certificate of Designation, we will have the right to redeem all (but not less than all) of the then-outstanding shares of Series F Preferred Stock for cash at the redemption price described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Redemption-Redemption at Our Option.” If a Fundamental Change (as defined herein) occurs, the holders of the Series F Preferred Stock may require us to redeem all or any portion of the shares of Series F Preferred Stock owned by such holder for a cash amount equal to the price described in this prospectus supplement under the section titled “Description of Securities We Are Offering-Preferred Shares-Redemption-Redemption of the Series F Preferred Stock upon a Fundamental Change.”

Triggering Events	If a Trigger or Triggering Event (each as defined in “Description of Securities We Are Offering-Preferred Shares-Triggering Events”) occurs, then in each case, each holder of Series F Preferred Stock will be entitled to receive, on a cumulative basis, whether or not authorized or declared and whether or not we have assets legally available therefor, dividends (in addition to the dividends described above) on each share of Series F Preferred Stock at a rate per annum equal to 22% less the then current stated dividend rate on the amount equal to the sum of (a) the Stated Value plus (b) all accrued and unpaid dividends on such share of Series F Preferred Stock (including dividends accrued and unpaid on previously unpaid dividends, but excluding any dividends accruing and not yet due).

Additional Payments Based on Conversion Price

With respect to (a) the conversion of each share of Series F Preferred Stock for Standard Conversion Consideration and (b) the redemption of each share of Series F Preferred Stock at the Company Redemption Price or the Fundamental Change Redemption Price (each as defined in “Description of Securities We Are Offering-Preferred Shares”), the holder of such share will be entitled to receive an additional payment (each, an “Additional Payment”) in an amount equal to (x) $19,875,000 multiplied by (y) a fraction, the numerator of which is the Stated Value of such share of converted or redeemed Series F Preferred Stock, and the denominator of which is the aggregate Stated Value of all shares of Series F Preferred Stock issued pursuant to the Purchase Agreement, which Additional Payment, subject to the paragraph below, shall be paid to such holder in cash on the related Conversion Settlement Date, Company Redemption Date or Fundamental Change Redemption Date (each as defined in “Description of Securities We Are Offering-Preferred Shares”); provided, however, that in no event will the aggregate amount of all Additional Payments exceed $19,875,000.

To the extent that any cash payment of an Additional Payment would be prohibited by the Company’s reserve-based credit agreement, in lieu of such cash payment, the Company will issue such holder an amount of shares of Common Stock as described in “Description of Securities We Are Offering-Preferred Shares-Method of Payment-Additional Payments Based on Conversion Price”.

S-11

The Warrants

Warrants Offered by Us	If on the one-year anniversary of the Closing Date (or if such date is not a trading day, then the immediately preceding trading day) (the “Original Issuance Date”) (i) any Preferred Shares are outstanding and (ii) the last reported sale price during any trading day in the 20 trading day period ending on and including such date was less than 115% of the conversion price of the Series F Preferred Stock, then the Company will on such date issue the Warrants to the Purchaser for no additional consideration. The Warrants will be exercisable for a number of shares of Common Stock equal to the quotient of (i) 125% of the Stated Value of all Series F Preferred Stock held by such holder on the Original Issuance Date, divided by (ii) the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the Original Issuance Date. If issued, the Warrants will be immediately exercisable and will expire on the fifth anniversary of the Original Issuance Date. The Warrants will have an initial exercise price per share equal to 110% of the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the Original Issuance Date. The exercise price and number of shares of our Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. This offering also relates to the offering of the shares of our Common Stock issuable upon exercise of the Warrants. For additional information regarding the Warrants, see the section titled “Description of Securities We Are Offering” below.

Other Terms of this Offering

Financing Restrictions

The Purchase Agreement provides that, subject to certain exceptions, for (x) the period commencing on the date of the Purchase Agreement and ending on the date immediately following the 30th calendar day after the closing date of this offering and (y) the period commencing on the date of the issuance of the Warrants, if any, and ending on the date immediately following the 30th calendar day after the issuance of any such Warrants, neither we nor any of our subsidiaries will directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security.

The Purchase Agreement provides that, so long as any Preferred Shares remain outstanding, we and each of our subsidiaries may not effect or enter into any “Variable Rate Transaction.” “Variable Rate Transaction” is generally defined to mean a transaction (i) involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of our Common Stock or varies based on changes in the trading price of our Common Stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments) or (ii) in which we or any of our subsidiaries enter into any agreement whereby we or any of our subsidiaries may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

Special Meeting of Stockholders and Voting Agreement	The terms of the Series F Preferred Stock provide that we will not issues shares of our Common Stock upon conversion of the Series F Preferred Stock to the extent that such issuance would require prior stockholder approval in accordance with Nasdaq rules, unless such stockholder approval has been obtained. We will agree to seek to obtain stockholder approval for the issuance of our shares of Common Stock upon conversion of the Series F Preferred Stock and upon exercise of the Warrants, if issued, as soon as reasonably practicable (and not later than 45 days if the SEC does not review and provide written comments on the proxy statement or 60 days if the SEC does review and provide written comments on the proxy statement) following the date of the Purchase Agreement. Holders of our Common Stock owning more than 50% of our issued and outstanding shares of Common Stock have entered into and delivered voting agreements pursuant to which such holders have agreed to vote their shares of Common Stock in favor of such matters.

Concurrent Offering of Common Stock

Concurrently with this offering, we are offering $35.0 million of shares of our Common Stock pursuant to a separate prospectus supplement. We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to $5.25 million of additional shares of Common Stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the gross proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $35.0 million. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock to be issued in the Concurrent Common Stock Offering.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $140.8 million, after deducting the fees of the Advisors, certain other fees and estimated offering expenses payable by us. We intend to use all of the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, to fund a portion of the purchase price for the Bayswater Acquisition. We expect to use any remaining net proceeds from this offering and the Concurrent Common Stock Offering for other general corporate purposes, which may include advancing our development and drilling program, repayment of existing indebtedness or financing other potential acquisition opportunities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. See the section titled “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” on page S-15 of this prospectus supplement and under similar headings in other documents incorporated by reference herein.

Nasdaq Capital Market Symbol	Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PROP.” On March 21, 2025, the last reported sale price on Nasdaq of our Common Stock was $5.58 per share. There is currently no established trading market for the Preferred Shares or the Warrants, and we do not expect a market to develop. We do not intend to list the Preferred Shares or the Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Shares and the Warrants will be limited.

S-12

Non-GAAP Financial MeasureS

Adjusted EBITDA

This prospectus contains Adjusted EBITDA, which is a financial measure not presented in accordance with U.S. GAAP. Adjusted EBITDA is used by management to evaluate the performance of our business, make operational decisions, and assess our ability to generate cashflows. Management believes Adjusted EBITDA provides investors with helpful information to better understand the underlying performance trends of our business, facilitate period-to-period comparisons, and assess the company’s operating results.

Adjusted EBITDA is derived from net income (loss) and revenue in excess of direct operating expenses, as applicable, and is adjusted for income tax expense, depreciation, depletion, and amortization (DD&A), accretion of asset retirement obligations, non-cash stock-based compensation, interest expense, net, loss on issuance of debt and loss on unrealized commodity derivatives, all as applicable. We adjust net income (loss) from continuing operations and revenue in excess of direct operating expenses, as applicable, for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially between periods and companies within our industry depending upon accounting methods, book values of assets, capital structures, and the method by which assets were acquired. The presentation of Adjusted EBITDA does not imply that our operating results will not be affected by unusual or non-recurring items.

Adjusted EBITDA has limitations as an analytical tool, including that it excludes certain items that affect our reported financial results. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following table reconciles Adjusted EBITDA to net income (loss), which is the most directly comparable financial measure prepared in accordance with GAAP.

	Prairie	Bayswater
ADJUSTED EBITDA	Operating Co.	Assets	Total
($ - millions)	Year ended December 31, 2024

Net loss from continuing operations	$(39.9)	$-	$(39.9)
Revenue in excess of direct operating expenses	-	358.6	358.6

Stock based compensation	8.4	-	8.4
Non-cash loss on adjustment to fair value – debt and warrants	5.4	-	5.4
Non-cash loss on issuance of debt	3.0	-	3.0
Loss on unrealized commodity derivatives	4.4	-	4.4
Interest expense, net	0.6	-	0.6
Depreciation, depletion, and amortization	0.4	-	0.4
Adjusted EBITDA for year ended December 31, 2024	$(17.7)	$358.6	$340.9

S-13

PV-10

This prospectus contains PV-10, which is a financial measure not presented in accordance with U.S. GAAP. PV-10 is derived from the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10%. Neither PV-10 nor standardized measure represents an estimate of the fair market value of the applicable crude oil, natural gas and NGLs properties. We believe that the presentation of PV-10 is relevant and useful to our investors as supplemental disclosure to the Standardized Measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our reserves before considering future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV-10 is based on prices and discount factors that are consistent for all companies.

The following table reconciles PV-10 to the Standardized Measure, which is the most directly comparable GAAP financial measure, for the Company’s reserves and Bayswater reserves as of December 31, 2024:

$ - millions	Proved Developed Producing	Proved Developed Not Producing	Proved Undeveloped	Total Proved
Standardized Measure	$692	116	317	$1,125
Present value of future income taxes discounted at 10%	143	24	65	232
PV-10 (Non-GAAP)	$835	140	382	$1,357

Leverage

This presentation contains Leverage, which is a financial measure not presented in accordance with U.S. GAAP. As used herein, Leverage is calculated by the total short-term and long-term debt outstanding at close divided by Adjusted EBITDA for the year ended December 31, 2024.

Leverage is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is useful to investors in evaluating our overall debt position and future debt capacity. We use this measure to assess our leverage. Leverage is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage and to U.S. GAAP measures such as debt and net income (loss) computed in accordance with U.S. GAAP.

The following table reconciles our Leverage to expected total short-term and long-term debt outstanding at the closing date, which is the most directly comparable financial measure prepared in accordance with GAAP:

	Prairie
LEVERAGE	Operating Co.
($ - millions)

Expected debt at closing	$377

Divided by: Adjusted EBITDA for the year ended December 31, 2024	341

Leverage	$1.1	x

S-14

RISK FACTORS

Investing in our securities involves a significant degree of risk. You should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below and under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus, including the risks and uncertainties described under “Risk Factors” in the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, before making an investment decision. If any of such risks and uncertainties actually occur, our business, financial condition and results of operations could be adversely affected. In that case, the value of our securities could decline, and you may lose all or part of your investment.

Risks Relating to this Offering in General

We may not consummate the Bayswater Acquisition, and this offering is not conditioned on the consummation of the Bayswater Acquisition on the terms currently contemplated or at all.

We may not consummate the Bayswater Acquisition, which is subject to a number of closing conditions. Satisfaction of some of these conditions is beyond our control. If these conditions are not satisfied or waived, the Bayswater Acquisition will not be completed. Certain of the conditions that remain to be satisfied include, but are not limited to:

●	the accuracy of the representations and warranties of each party (subject to specified materiality standards);

●	compliance by each party in all material respects with their respective covenants;

●	the absence of any government order that restrains or prohibits the Bayswater Acquisition; and

●	our ability to complete the New Credit Agreement.

As a result, the Bayswater Acquisition may not close as scheduled, or at all. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Bayswater Acquisition. Accordingly, if you decide to purchase our securities in this offering, you should be willing to do so whether or not we complete the Bayswater Acquisition. If we fail to complete the Bayswater Acquisition, our management will have broad discretion in the use of proceeds from this offering, and may use such proceeds in ways in which you do not approve.

Failure to complete the Bayswater Acquisition or any delays in completing the Bayswater Acquisition, including as a result of a failure to complete this offering, could have significant adverse impacts on our future business, including the following:

●	we will be unable to achieve the expected cash flow, production levels, drilling, operational efficiencies and other anticipated benefits from the Bayswater Acquisition, which could hinder our ability to fund our development and drilling plan;

●	we may experience negative reactions from the financial markets, including a negative impact on our stock price;

●	we may experience negative reactions from our current or future customers, distributors, suppliers, vendors, landlords, employees, joint venture partners and other business partners;

●	we will still be required to pay certain significant costs relating to the Bayswater Acquisition, such as legal, accounting, advisor and printing fees;

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●	we may have foregone certain business opportunities, including other acquisitions and other aspects of our development plan, that, absent the Bayswater PSA, may have been pursued;

●	matters relating to the Bayswater Acquisition have required and continue to require substantial commitments of time and resources by our management, which may have resulted in the distraction of our management from other aspects of our development plan, our operations and the pursuit of other business opportunities that could have been beneficial to us; and

●	litigation that may arise as a result of any termination or delay in completion of the Bayswater Acquisition for failure to perform our obligations under the Bayswater PSA.

If the Bayswater Acquisition is not completed, the risks described above may materialize and they may have a material adverse effect on our results of operations, cash flows, financial position and price of our securities.

The unaudited pro forma condensed combined financial information and pro forma combined proved reserves and production data incorporated by reference into this prospectus may not be representative of our future results or operations.

The unaudited pro forma information incorporated by reference into this prospectus is constructed from our consolidated historical financial statements and operating results and the financial statements and operating results of the Company and Bayswater and adjusted to reflect the impact of the Financing Transactions, the Bayswater Acquisition, and the other transactions and subsequent events described therein. Such unaudited pro forma information does not purport to be indicative of our future results of operations following such transactions. Therefore, such unaudited pro forma information may not be representative of our future results or operations. The unaudited pro forma information incorporated by reference in this prospectus is also based in part on certain assumptions that we believe are reasonable. We cannot assure you, however, that our assumptions will prove to be accurate. Accordingly, the pro forma information included in this prospectus may not be indicative of what our results of operations and financial condition would have been had the applicable events occurred during the periods presented, or what our results of operations and financial conditions will be in the future.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

All of the net proceeds from this offering are expected to be used to fund the purchase price for the Bayswater Acquisition. In addition, all of the net proceeds from the Concurrent Common Stock Offering are expected to be used to fund the purchase price for the Bayswater Acquisition. In the event there are any remaining net proceeds from this offering and the Concurrent Common Stock Offering, they are expected to be used for other general corporate purposes, which may include advancing our development and drilling program or financing other potential acquisition opportunities. Our management will have considerable discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used appropriately and, until such net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the value of our securities to decline.

Risks Relating to Ownership of the Series F Preferred Stock and Warrants

The Series F Preferred Stock will be structurally subordinated to all of our existing and future indebtedness.

With respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the Series F Preferred Stock will be subordinated to all of our existing and future indebtedness and all future capital stock designated as senior to the Series F Preferred Stock. As of February 28, 2025, $47.0 million of revolving borrowings and no letters of credit were outstanding under our Existing Credit Agreement. As of February 28, 2025, after giving pro forma effect to the Financing Transactions and the Bayswater Acquisition, we would have had $377.0 million of revolving borrowings and no letters of credit outstanding under the New Credit Agreement, leaving $98.0 million of available capacity thereunder for future borrowings and letters of credit. In addition, as of February 28, 2025, the Convertible Promissory Note was fully repaid and $3.0 million was outstanding in aggregate principal amount relating to a Subordinated Promissory Note, and we had cash and cash equivalents of approximately $1.8 million. We may also incur additional indebtedness in the future subject to the terms of the Series F Preferred Stock. Our Existing Credit Agreement contains, and we expect our New Credit Agreement will contain, restrictive covenants and other provisions that may prevent or otherwise limit our ability to make dividend or liquidation payments on the Series F Preferred Stock. Upon our liquidation, our obligations to our creditors would rank senior to the Series F Preferred Stock and would be required to be paid before any payments could be made to holders of the Series F Preferred Stock.

We could be prevented from paying cash dividends on the Series F Preferred Stock.

Although dividends on the Series F Preferred Stock are cumulative and arrearages will accrue until paid, holders of the Series F Preferred Stock will only receive cash dividends on the Series F Preferred Stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any senior securities, or any documents governing our indebtedness. Our business may not generate sufficient cash flow from operations to enable us to pay dividends on the Series F Preferred Stock when payable. Under each of our Existing Credit Agreement and the New Credit Agreement we expect to enter into upon the closing of the Bayswater Acquisition, we may declare and pay dividends on our preferred stock only so long as (i) no event of default exists at the time of, or is caused by, such payment, and (ii) after giving effect to such payment, we satisfy certain availability, net leverage ratio and other requirements. As such, we could become unable, on a temporary or permanent basis, to pay dividends on the shares of Series F Preferred Stock. In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on the Series F Preferred Stock. Furthermore, in some circumstances, we may pay dividends in stock rather than cash, and our stock price may be depressed at such time.

Some significant restructuring transactions may not constitute a Fundamental Change, in which case you would not be entitled to require us to redeem the Series F Preferred Stock.

Upon the occurrence of a Fundamental Change, holders of the Series F Preferred Stock have the right to require us to redeem their respective shares of Series F Preferred Stock. However, the Fundamental Change provisions will not afford protection to the holders of the Series F Preferred Stock in the event of other transactions that could adversely affect the Series F Preferred Stock. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Change requiring us to purchase the Series F Preferred Stock. In the event of any such transaction, the holders would not have the right to require us to redeem the Series F Preferred Stock, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, thereby adversely affecting holders of the Series F Preferred Stock.

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The Fundamental Change redemption feature of the Series F Preferred Stock may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the Series F Preferred Stock require us to repurchase the Series F Preferred Stock in the event of a Fundamental Change. A takeover of our company would trigger an option of holders of the Series F Preferred Stock to require us to redeem the Series F Preferred Stock. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the Series F Preferred Stock.

The terms of the Series F Preferred Stock will restrict our current and future operations.

The Series F Certificate of Designation will contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. In particular, the Series F Certificate of Designation will contain customary affirmative and negative covenants (including covenants that limit our ability to incur debt, make investments, transfer assets, engage in certain transactions with affiliates and merge with other companies, in each case, other than those permitted by the Series F Certificate of Designation, and that require us to maintain a share reserve in respect of the Series F Preferred Stock and Warrants).

We do not anticipate that an active trading market will develop for the Series F Preferred Stock or the Warrants.

Prior to this offering, there has been no trading market for the Series F Preferred Stock or the Warrants, and we do not intend to apply to list the Series F Preferred Stock or the Warrants on any securities exchange or to arrange for quotation on any automated dealer quotation system. We do not anticipate that an active trading market will develop for the Series F Preferred Stock or the Warrants. If an active trading market does not develop or is not maintained, the market price and liquidity of the Series F Preferred Stock and the Warrants may be adversely affected. In that case you may not be able to sell your shares of Series F Preferred Stock or Warrants at a particular time or at a favorable price.

Holders of the Series F Preferred Stock and Warrants will not have voting rights and other rights and privileges of our common stockholders, unless and until such holders receive shares of our Common Stock upon conversion of the Series F Preferred Stock or the exercise the Warrants.

Except as otherwise provided in the terms of the Series F Preferred Stock and the Warrants, holders of the Series F Preferred Stock and Warrants will not have the rights or privileges of a holder of our Common Stock, including any voting rights, unless and until they receive shares of our Common Stock upon conversion of the Series F Preferred Stock or the exercise of the Warrants. As a result, absent conversion of the Series F Preferred Stock or exercise of the Warrants, holders of the Series F Preferred Stock and Warrants will not have the ability to vote any shares of Common Stock underlying the Series F Preferred Stock or the Warrants, as applicable, which may limit the influence that investors in this offering may have over the outcome of matters submitted to our stockholders for a vote.

The Warrants may not have any value.

If issued, the Warrants will have an exercise price per share equal to 110% of the average of the 10 daily per share volume-weighted average prices of our Common Stock during the 10 trading days prior to the Original Issuance Date, subject to certain adjustments, and will expire five years from the date of issuance. After such expiration date, any unexercised Warrants will expire and have no further value. In the event our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

We may not receive any additional funds upon the exercise of the Warrants.

Each Warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Common Stock to the holder. Accordingly, we may not receive any additional funds upon exercise of the Warrants offered hereby.

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USE OF PROCEEDS

We expect to receive approximately $140.8 million of net proceeds from this offering, after deducting our estimated offering expenses and the fees of the Advisors, assuming no exercise of the Warrants offered hereby.

We intend to use all of the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, to fund a portion of the purchase price for the Bayswater Acquisition. In the event there are any remaining net proceeds from this offering and the Concurrent Common Stock Offering, they are expected to be used for other general corporate purposes, which may include advancing our development and drilling program, repayment of existing indebtedness or financing other potential acquisition opportunities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

This offering is not conditioned on the closing of the Bayswater Acquisition. If we do not complete the Bayswater Acquisition, we intend to use the net proceeds from this offering and the Concurrent Common Stock Offering for the other purposes set forth above in this “Use of Proceeds.”

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CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering, we are offering $35.0 million of shares of our Common Stock pursuant to a separate prospectus supplement. We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to $5.25 million of additional shares of Common Stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the gross proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $35.0 million. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock to be issued in the Concurrent Common Stock Offering.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:

●	on an actual basis;

●	on an as adjusted basis to give effect to this offering, the Concurrent Common Stock Offering (assuming the underwriters’ option to purchase additional shares from us is not exercised) and the application of the net proceeds from this offering and the Concurrent Common Stock Offering as set forth under “Use of Proceeds” in this prospectus supplement, along with the cash adjustments described in Footnote No. 6 to the “Unaudited Pro Forma Condensed Combined Financial Information” included in Exhibit 99.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2025, which is incorporated herein by reference, related to the Company’s initial debt incurrence under the Existing Credit Agreement and paydown of notes payable; and

●	on a pro forma basis giving further effect to the closing of the Bayswater Acquisition and the completion of the New Credit Agreement (assuming 2,876,301 shares of our Common Stock are issued to Bayswater at closing as Equity Consideration).

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds” in this prospectus supplement, the unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2024
	Actual	As Adjusted (1)	Pro Forma (2)
	(in thousands, except share data)
Cash and cash equivalents (3)	$5,192	$194,017	$23,912
Long-term indebtedness:
Revolving credit facility (4)	28,000	47,000	377,000
Notes payable (5)	17,164	-	-
Total long-term indebtedness	$45,164	$47,000	$377,000

Mezzanine equity:
Series F convertible preferred stock	$-	$150,000	$150,000

Stockholders’ equity:
Series D convertible preferred stock, par value $0.01 per share, 14,457 shares issued and outstanding	-	-	-
Common stock, including paid-in capital, par value $0.01 per share; 500,000,000 shares authorized; 23,045,209 shares issued and outstanding (actual), 31,282,951 shares issued and outstanding (as adjusted) and 34,159,253 shares issued and outstanding (pro forma)(7)	230	313	342
Additional paid-in capital	172,304	215,548	231,519
Accumulated deficit	(119,766)	(116,854)	(116,854)
Total stockholders’ equity	$52,768	$99,008	$115,007

Total capitalization	$97,932	$296,008	$642,007

(1)	As described in “Use of Proceeds,” we intend to use the net proceeds from this offering and the Concurrent Common Stock Offering to fund a portion of the purchase price for the Bayswater Acquisition. However, the Bayswater Acquisition remains subject to certain conditions to closing. In the event that the Bayswater Acquisition is not completed, the proceeds from this offering and the Concurrent Common Stock Offering will be used for general corporate purposes, which may include advancing our development and drilling program, repayment of existing indebtedness or financing other potential acquisition opportunities. Pending such use, we may invest such proceeds in marketable securities and short-term investments. We have reflected such proceeds in the “as adjusted” column in the table above as an upward adjustment to cash and cash equivalents without giving effect to any such potential uses.
(2)	Pro forma cost structure does not reflect impact of our cost structure or general and administrative expense on the Bayswater Assets, including incremental general and administrative expense, if any.
(3)	As of February 28, 2025, we had cash and cash equivalents of approximately $1.8 million.
(4)	As of February 28, 2025, we had outstanding borrowings of $47.0 million under our Existing Credit Agreement. We expect approximately $330.0 million to be drawn under our New Credit Agreement on the closing date of the Bayswater Acquisition.
(5)	As of February 28, 2025, the Convertible Promissory Note was fully repaid and $3.0 million was outstanding in aggregate principal amount relating to a Subordinated Promissory Note.
(6)	As of February 28, 2025, we had 26,859,071 issued and outstanding shares of Common Stock.

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DIVIDEND POLICY

We have never declared or paid any cash dividends to holders of our Common Stock and do not anticipate declaring or paying any cash dividends to holders of our Common Stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. Our future dividend policy is within the discretion of our Board of Directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our Board of Directors may deem relevant. In addition, certain of our debt instruments and the terms of the Series F Preferred Stock place restrictions on our ability to pay cash dividends.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 150,000 shares of Series F Preferred Stock and (ii) the Warrants, pursuant to this prospectus supplement and the accompanying prospectus. We are also registering for resale the shares of our Common Stock issuable from time to time upon conversion of the Preferred Shares and exercise of the Warrants offered hereby.

The following is a summary of the material terms and provisions of the Preferred Shares and Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of the Prairie Operating Co. Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) and the form of Warrant, each of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed by us in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and our second amended and restated certificate of incorporation (“Charter”), a copy of which is included as an exhibit to the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the Series F Certificate of Designation, our Charter and the form of Warrant for a complete description of the terms and conditions of the Preferred Shares and Warrants, respectively. See the section titled “Where You Can Find More Information” in this prospectus supplement.

Preferred Shares

We will issue the Preferred Shares offered by this prospectus supplement and the accompanying prospectus as a series of our preferred stock described in the accompanying prospectus to the Purchaser.

For purposes of this summary, the terms “Company”, “we”, “us” and “our” refer only to Prairie Operating Co. and not to any of our subsidiaries.

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 26,859,071 shares were issued and outstanding as of February 28, 2025, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 5,981.68 shares of Series D convertible preferred stock, par value $0.01 per share, were issued and outstanding as of February 28, 2025. The number of authorized shares of Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number reserved for issuance upon the exercise, conversion or exchange of outstanding securities) by the affirmative vote of the majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally on the election of directors, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) (or any successor provision thereto), and no vote of the holders of either Common Stock or preferred stock voting separately as a class or series shall be required therefor.

Our Charter authorizes the board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, privileges, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, whether subject to retirement or sinking funds, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock are not entitled to vote at or receive notice of any meeting of stockholders.

When issued, the Preferred Shares and our Common Stock issuable upon conversion of, or issued and paid as a dividend on, the Preferred Shares will be fully paid and nonassessable. The holders of the Series F Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.

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We will issue the Preferred Shares at the closing of the offering, which is expected to occur on March 26, 2025 or such later date as we and the Purchaser may agree (the “Closing Date”). We are selling the Preferred Shares to the Purchaser pursuant to the Purchase Agreement at a price of $1,000 per share.

Ranking

All payments due under the Series F Certificate of Designation in respect of a share of Series F Preferred Stock shall rank pari passu with all other shares of Series F Preferred Stock.

Exchange Listing

There is no established public trading market for the Series F Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to list the Series F Preferred Stock on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series F Preferred Stock will be limited.

Voting Rights

Except as otherwise provided in the Series F Certificate of Designation or as otherwise required by law, the Series F Preferred Stock will have no voting rights. However, as long as any shares of Series F Preferred Stock are outstanding, we will not, without the affirmative vote of the Required Holders, (a) alter or change the powers, preferences or rights given to the Series F Preferred Stock in an adverse manner or alter or amend the Series F Certificate of Designation in such a manner so as to adversely affect any rights of the holders of the Series F Preferred Stock, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon any liquidation, dissolution or winding-up of the Company senior to, or otherwise pari passu with, the Series F Preferred Stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series F Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series F Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, an amount equal to the Fundamental Change Redemption Price and any other fees or liquidated damages then due and owing thereon under the Series F Certificate of Designation, for each share of Series F Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series F Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividends; Cash Sweep Payments

Dividends

From and after the Issue Date, each holder of Series F Preferred Stock will be entitled to receive, on a cumulative basis, whether or not authorized or declared and whether or not the Company has assets legally available therefor, dividends on each share of Series F Preferred Stock (the “Stated Dividend”) at a rate per annum equal to the Stated Dividend Rate on the amount equal to the sum of (a) the Stated Value plus (b) all accrued and unpaid dividends on such share of Series F Preferred Stock (including dividends accrued and unpaid on previously unpaid dividends). Stated Dividends on each share of Series F Preferred Stock will (i) accrue on the Stated Value and all accrued and unpaid dividends on such share; (ii) accrue daily and compound quarterly from, and including, the most recent date to which a Stated Dividend has been paid or duly provided for (or, if no Stated Dividend has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Dividend; (iii) be paid to the holder in cash on each March 1, June 1, September 1 and December 1 of each calendar year, beginning on June 1, 2025 (each, a “Dividend Payment Date”) in accordance with “-Method of Payment-Cash Payments” below or in shares of Common Stock on each Dividend Payment Date in accordance with “-Method of Payment-Company’s Election to Pay Stated Dividend in Cash or Common Stock” below; (iv) be paid to the holder with respect to any shares of Series F Preferred Stock such dividends have accrued on (including dividends accrued and unpaid on previously unpaid dividends thereon) concurrently on any date on which any such shares of Series F Preferred Stock are redeemed, converted or otherwise retired (including, without limitation, a Conversion Settlement Date, Company Redemption Date, Fundamental Change Redemption Date, or any date that a Cash Sweep Payment is paid by the Company to the holder) and (v) be computed on the basis of a 360-day year comprised of twelve 30-day months.

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Cash Sweep Payments

Concurrently with the completion of any Equity Issuance resulting in proceeds to the Company (a “Cash Sweep Financing”) or certain dividends or distributions declared or made, prepayments of indebtedness made, or investments acquired, owned or made pursuant to certain sections of the Senior Indebtedness Agreement (a “DFCF Action”), we will certify to each holder of Series F Preferred Stock in writing (i) the amount of the applicable Cash Sweep Financing or DFCF Action, as applicable, and (ii) the calculation of the potential Cash Sweep Amount with respect to such Cash Sweep Financing or DFCF Action, as applicable (including a certification that such Cash Sweep Amount was calculated in accordance with the terms of the Series F Certificate of Designation) (such certification, a “Cash Sweep Certification”); provided, however, that, unless consented to by the holder in writing, in the event that the extent of such Cash Sweep Financing or DFCF Action, as applicable, and Cash Sweep Amount is such that the information required in such certification would constitute material non-public information regarding the Company, then we will also concurrently publicly disclose such material non-public information on a Current Report on Form 8-K or otherwise.

Each holder has the right to require us, exercisable by delivery of written notice to us of exercise of such right (a “Cash Sweep Notice”) given within five business days of delivery of a Cash Sweep Certification, to pay to the holder in cash within one business day following the delivery of such Cash Sweep Notice (regardless of whether we actually deliver a Cash Sweep Certification), all or a portion of the Cash Sweep Amount with respect to such Cash Sweep Financing or DFCF Action, as applicable, in redemption of a number of shares of Series F Preferred Stock at a price per share equal to the result (rounded up to the nearest second decimal) of (A) (i) the Repayment Multiplier multiplied by (ii) the Stated Value of such shares of Series F Preferred Stock, plus (B) the accrued and unpaid dividends on such shares.

Any payment made to the holder pursuant to this section is referred to as a “Cash Sweep Payment”.

Method of Payment

Cash Payments

We will pay all cash amounts due under the Series F Certificate of Designation by wire transfer of immediately available funds to the account of the holder of Series F Preferred Stock as set forth in a written notice of such holder delivered by the holder to us at least one business day before the date such amount is due.

Company’s Election to Pay Stated Dividend in Cash or Common Stock

At least 15 Trading Days (but no more than 20 Trading Days) prior to a Dividend Payment Date, we, if we desire to elect to make a payment of a Stated Dividend with respect to such Dividend Payment Date, entirely or partially, in shares of Common Stock, will deliver to the holder of Series F Preferred Stock a written notice of such election stating which portion thereof we have elected to pay in shares of Common Stock and certifying that the Equity Conditions are satisfied as of such date (a “Stated Dividend Stock Payment Notice”) (and such election will be irrevocable as to such Dividend Payment Date). Failure to timely deliver a Stated Dividend Stock Payment Notice to the holder will be deemed an election by us to pay the Stated Dividend with respect to such Dividend Payment Date in cash. With respect to any Dividend Payment Date for which we have elected to make a payment of a Stated Dividend (or any applicable portion thereof) in shares of Common Stock in accordance with this section, we will issue to the holder on such Dividend Payment Date a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such payment of a Stated Dividend (or any applicable portion thereof) by the Market Stock Payment Price as of such Dividend Payment Date. We will not have the right to, and will not, make any payment of a Stated Dividend (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Stated Dividend Stock Payment Notice and the applicable Dividend Payment Date (and we will certify in writing to the holder on the applicable Dividend Payment Date that the Equity Conditions have continued to have been satisfied during such period), and such Stated Dividend (or any applicable portion thereof) will instead accrue on each share of Series F Preferred Stock on such Dividend Payment Date until paid in accordance with the Series F Certificate of Designation, unless such failure of the Equity Conditions to be so satisfied is waived in writing by the holder, which waiver may be granted or withheld by the holder in its sole discretion.

In the event we have elected to make any payment of Stated Dividends in shares of Common Stock pursuant to this section or are required to issue shares of Common Stock pursuant to the provision described in the second paragraph of “-Additional Payments Based on Conversion Price” but are prohibited from so issuing such shares (or any applicable portion thereof) because it would cause such holder, together with its attribution parties, to hold in excess of the applicable percentage of the Common Stock as set forth in the first paragraph under “-Limitations on Conversion”, then such shares shall be held in abeyance for the benefit of such holder until such time or times as its right thereto would not result in such holder together with its attribution parties exceeding the applicable percentage in the first paragraph under “-Limitations on Conversion”, at which time or times such holder shall be issued such shares of Common Stock (and any such shares declared or made on such initial issuance or on any subsequent issuance held similarly in abeyance) to the same extent as if there had been no such limitation, unless, with respect to shares of Common Stock to be issued pursuant to this section, the holder delivers written notice to us that the portion of such Stated Dividend should instead accrue on each share of Series F Preferred Stock on such Dividend Payment Date until paid in accordance with the Series F Certificate of Designation.

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Company’s Election to Pay Alternative Conversions in Cash

We may settle Alternative Conversions entirely (but not in part) in cash (an “Alternative Conversion Cash Payment”) on the Conversion Settlement Dates in respect of such Alternative Conversions if (i) the Market Stock Payment Price on the Trading Day immediately prior to the applicable Alternative Conversion Date is less than $5.00 per share (subject to proportionate adjustments for certain stock dividends or distributions, splits and combinations) (such price, the “Floor Price” and such Alternative Conversion, a “Below Floor Alternative Conversion”) and (ii) we shall have first delivered to the holder of Series F Preferred Stock a written notice (an “Alternative Conversion Cash Payment Notice”) of such election at least 10 Trading Days prior to any such Alternative Conversion Date, stating that we have elected to settle all Below Floor Alternative Conversions in cash; provided that we will not be entitled to (i) deliver more than two Alternative Conversion Cash Payment Notices in any rolling 90 day period or (ii) deliver an Alternative Conversion Cash Payment Notice at any time during which we would be restricted from redeeming such shares of Series F Preferred Stock in cash in accordance with the Senior Indebtedness Agreement. Such Alternative Conversion Cash Payment Notice shall remain in effect until and including the 10th Trading Day following any written revocation of such Alternative Conversion Cash Payment Notice delivered by us to the holder, which period may be shortened by the holder by providing written notice thereof to us. On the Conversion Settlement Date with respect to such Below Floor Alternative Conversion, we will pay to the holder the Alternative Conversion Cash Payment Amount in settlement of such Alternative Conversion Cash Payment. Solely in the event that an Alternative Conversion Cash Payment Notice is in effect and has not been validly revoked by us, notwithstanding our election to settle a Below Floor Alternative Conversion in cash pursuant to such notice, the holder may instead elect to convert its shares of Series F Preferred Stock and accrued and unpaid dividends thereon in a Below Floor Alternative Conversion as described in “-Alternative Conversions”; provided that, in such circumstance only, the Alternative Conversion Rate referenced in the applicable section of the Series F Certificate of Designation shall be replaced by the Floor Price Conversion Rate and the Market Stock Payment Price referenced in the applicable section of the Series F Certificate of Designation shall be replaced by the Floor Price. At any time during the effectiveness of an Alternative Conversion Cash Payment Notice, if we become restricted from paying cash on account of the Series F Preferred Stock pursuant to the terms of the Senior Indebtedness Agreement, we will provide written notice to the holder within one business day of the effectiveness of such restriction and such notice will immediately revoke the effectiveness of the Alternative Conversion Cash Payment Notice.

“Floor Price Conversion Rate” means a number of shares of Common Stock per share of Series F Preferred Stock equal to the result (rounded up to the closest whole number) of (A) (i) the Repayment Multiplier multiplied by (ii) the Stated Value of the share of Series F Preferred Stock subject to the Alternative Conversion divided by (B) the Floor Price; provided, that the Floor Price Conversion Rate shall be subject to adjustment pursuant to the provisions described in “-Adjustments to Conversion Rate in Connection with a Triggering Event” below.

Additional Payments Based on Conversion Price

With respect to (a) the conversion of each share of Series F Preferred Stock for Standard Conversion Consideration and (b) the redemption of each share of Series F Preferred Stock at the Company Redemption Price or the Fundamental Change Redemption Price, the holder of such share will be entitled to receive an additional payment (each, an “Additional Payment”) in an amount equal to (x) $19,875,000 multiplied by (y) a fraction, the numerator of which is the Stated Value of such share of converted or redeemed Series F Preferred Stock, and the denominator of which is the aggregate Stated Value of all shares of Series F Preferred Stock issued pursuant to the Purchase Agreement, which Additional Payment, subject to the paragraph below, shall be paid to such holder in cash on the related Conversion Settlement Date, Company Redemption Date or Fundamental Change Redemption Date; provided, however, that in no event will the aggregate amount of all Additional Payments exceed $19,875,000.

To the extent that any cash payment of an Additional Payment would be prohibited by the Senior Indebtedness Agreement, the Company will provide written notice (e-mail being sufficient) thereof to the applicable holder on the related Conversion Date, Company Redemption Date or Fundamental Change Redemption Date and, in lieu of such cash payment, the Company will issue such holder an amount of shares of Common Stock (rounded up to the closest whole number) equal to the Additional Payment divided by the Market Stock Payment Price on the Trading Day immediately preceding the date such shares of Common Stock are delivered to such holder. Any such shares of Common Stock delivered to the holder pursuant to this section shall be Freely Tradeable. The holder may elect to receive any shares of Common Stock issuable to such holder pursuant to this paragraph in one or more portions over multiple Trading Days by specifying a portion of such Additional Payment to be delivered in shares of Common Stock on any Trading Day. Notwithstanding the foregoing, to the extent that the Market Stock Payment Price is lower than the Absolute Floor Price, the holder shall, at its option, receive such shares of Common Stock using the Absolute Floor Price or accrue the value of such Additional Payment on the Stated Value of the shares of Preferred Stock as an unpaid dividend until paid in accordance with the Series F Certificate of Designation.

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Redemption

Redemption at Our Option

Subject to terms, conditions and certain exceptions set forth in the Series F Certificate of Designation, we will have the right to redeem all (but not less than all) of the then-outstanding shares of Series F Preferred Stock (a “Company Redemption”), on a date to be determined by us in our discretion (any such date, a “Company Redemption Date”), for a cash redemption price per share of Series F Preferred Stock equal to the Company Redemption Price (as defined below).

“Company Redemption Price” means a cash amount per share of Series F Preferred Stock equal to the greater of (A) (i) 125% multiplied by (ii) the Stated Value of a share of Series F Preferred Stock plus (iii) the accrued and unpaid dividends on such shares of Series F Preferred Stock and (B) (i) 125% multiplied by (ii) (x) the Conversion Rate in effect as of the Trading Day immediately preceding such Company Redemption Date multiplied by (y) the highest Daily VWAP per share of our common stock during the period beginning on, and including, the fifth VWAP Trading Day prior to the date that the notice of the Company Redemption is delivered and ending on, and including, the VWAP Trading Day immediately preceding such Company Redemption Date plus (iii) the accrued and unpaid dividends on such shares of Series F Preferred Stock.

Redemption of the Series F Preferred Stock upon a Fundamental Change

If a Fundamental Change occurs, a holder of Series F Preferred Stock will have the right to require us to redeem all or any portion of the shares of Series F Preferred Stock owned by such holder for a cash purchase price equal to the Fundamental Change Redemption Price (such redemption, a “Redemption Upon Fundamental Change”).

A “Fundamental Change” means any of the following events:

●	any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our wholly-owned subsidiaries, or our employee benefit plans or those of our wholly-owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect beneficial owner (as determined in accordance with Rule 13(d)(3) of the Exchange Act) of share of our common equity representing more than 50% of the voting power of all of our then-outstanding common equity;

●	any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to any person (other than solely to one or more of our wholly-owned subsidiaries); or any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of our common stock); provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly beneficially owned all classes of our common equity immediately before such transaction directly or indirectly beneficially own, immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause;

●	the approval by our stockholders of a plan or proposal to liquidate or dissolve us;

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●	any breach or default occurs pursuant to the terms of the Senior Indebtedness Agreement or under any agreement evidencing a Senior Indebtedness Permitted Refinancing, if the effect of such breach or default is to (i) cause (including following the termination of any waiver or forbearance in connection with such breach or default) the indebtedness thereunder to become or be declared due prior to its stated maturity or (ii) permit the holders of such indebtedness to cause such indebtedness to become or be declared due prior to its stated maturity and the requisite holders not validly waive or enter into a forbearance in connection with such breach or default within 60 days (A) from its receipt of notice of such breach or default or (B) to the extent a waiver or forbearance in connection with such breach or default was previously entered into and subsequently terminated (and the result of such termination is to permit the holders of such Indebtedness to cause such indebtedness to become or be declared due prior to its stated maturity), from such termination; or

●	our common stock ceases to be listed on any Eligible Exchange.

The “Fundamental Change Redemption Price” means, with respect to each share of Series F Preferred Stock upon a Redemption Upon Fundamental Change, a cash amount equal to the greater of (A) (i) 125% multiplied by (ii) the Stated Value plus (iii) the accrued and unpaid dividends on such share of Series F Preferred Stock and (B) (i) 125% multiplied by (ii) (x) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change multiplied by (y) the highest Daily VWAP per share of Common Stock occurring during the period commencing five Trading Days prior to the earlier of (a) the effective date of such Fundamental Change and (b) the date that such Fundamental Change is publicly announced and ending on the date immediately preceding the date as of which shares of Series F Preferred Stock must be repurchased for cash in connection with a Fundamental Change, as provided in this section (the “Fundamental Change Redemption Date”) plus (iii) the accrued and unpaid dividends on such share of Series F Preferred Stock.

Conversion Rights

General

Subject to the provisions of the Series F Certificate of Designation, the holder of Series F Preferred Stock may, at its option, at any time and from time to time, convert the shares of Series F Preferred Stock then held by such holder into Conversion Consideration. Subject to the terms of the Series F Certificate of Designation, a holder may convert less than all of the shares of Series F Preferred Stock then held by such holder, and provisions of the Series F Certificate of Designation applying to the conversion of such shares of Series F Preferred Stock in whole will equally apply to conversions of any portion of the shares of Series F Preferred Stock then held by such holder. However, in no event will any share of Series F Preferred Stock be converted into shares of Common Stock using a Market Stock Payment Price or Triggering Event Conversion Price that is lower than the Absolute Floor Price, in which case, the Absolute Floor Price shall be used for such conversion.

“Conversion Rate” initially means the number of shares of Common Stock per share of Series F Preferred Stock as set forth in the Series F Certificate of Designation; provided, however, that the Conversion Rate is subject to adjustment pursuant to the provisions described below under “-Adjustments to Conversion Rate in Connection with a Triggering Event” and “-Additional Conversion Rate Adjustments”; provided, further, that whenever the Series F Certificate of Designation refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after 5:00 p.m., New York City time, on such date. The “Conversion Price” means, as of any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time.

The consideration (the “Standard Conversion Consideration”) due in respect of each share of Series F Preferred Stock to be converted (other than pursuant to an Alternative Conversion) will, subject to “-Fractional Shares” below, consist of a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion and a number of shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the aggregate accrued and unpaid dividends on such share of Series F Preferred Stock to, but excluding, the Conversion Settlement Date by the Conversion Price.

Alternative Conversions

If a holder of Series F Preferred Stock wishes to elect to convert all or a portion of the shares of Series F Preferred Stock then held by such holder using the Alternative Conversion Rate in lieu of the Conversion Rate (an “Alternative Conversion”), the holder will indicate such election in the holder conversion notice delivered in accordance with the Series F Certificate of Designation, including the applicable number of shares of Series F Preferred Stock such holder desires to convert pursuant to such Alternative Conversion.

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A holder may elect to conduct any number of Alternative Conversions during each calendar quarter, with the first such quarter after the Issue Date ending on March 31, 2025; provided that the aggregate of the Stated Value of the shares of Series F Preferred Stock converted to Common Stock (or redeemed for cash as described in “-Company’s Election to Pay Alternative Conversions in Cash” above) during any such calendar quarter pursuant to Alternative Conversions shall not exceed the Alternative Conversion Cap for such calendar quarter; provided, that (1) the holder and the Company may agree to increase the size of the Alternative Conversion Cap for any given calendar quarter by mutual written consent and (2) the Alternative Conversion Cap shall not apply on and after any VWAP Trading Day on which the Daily VWAP per share of Common Stock is less than $3.50 (subject to proportionate adjustments for certain events) through and including the 20th VWAP Trading Day thereafter. Any Alternative Conversions that occur during any VWAP Trading Day where the Alternative Conversion Cap does not apply pursuant to this section shall not reduce the amount available under the Alternative Conversion Cap for such calendar quarter (including for purposes of any rollover pursuant to the section described in the next paragraph).

Any portion of the Alternative Conversion Cap (including as adjusted pursuant to this section) for any calendar quarter that remains available for Alternative Conversions upon the expiration of such calendar quarter will be added to and increase the Alternative Conversion Cap for the subsequent calendar quarter by such available amount.

“Alternative Conversion Rate” means a number of shares of Common Stock per share of Series F Preferred Stock equal to the result (rounded up to the closest whole number) of (A) (i) the Repayment Multiplier multiplied by (ii) the Stated Value of the share of Series F Preferred Stock subject to the Alternative Conversion divided by (B) the Market Stock Payment Price as of an Alternative Conversion Date; provided, that whenever the Series F Certificate of Designation refers to the Alternative Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Alternative Conversion Rate immediately after 5:00 p.m., New York City time, on such date; provided, further, that the Alternative Conversion Rate shall be subject to adjustment pursuant to the provisions described in “-Adjustments to Conversion Rate in Connection with a Triggering Event” below.

Subject to the provisions described in “-Company’s Election to Pay Alternative Conversions in Cash” above, the consideration (the “Alternative Conversion Consideration” and, together with the Standard Conversion Consideration, the “Conversion Consideration”) due in respect of each share of Series F Preferred Stock to be converted pursuant to an Alternative Conversion will, subject to “-Fractional Shares” below, consist of a number of shares of Common Stock equal to the Alternative Conversion Rate in effect on the Alternative Conversion Date for such conversion and a number of shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the aggregate accrued and unpaid dividends on such share of Series F Preferred Stock to, but excluding, the Conversion Settlement Date by the Market Stock Payment Price.

Fractional Shares

The total number of shares of Common Stock due in respect of any conversion of the shares of Series F Preferred Stock pursuant to the Series F Certificate of Designation will be determined on the basis of the total number of shares of Series F Preferred Stock to be converted with the same Conversion Date or Alternative Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

Adjustments to Conversion Rate in Connection with a Triggering Event

If a Triggering Event occurs and the Conversion Date or Alternative Conversion Date, as applicable, for the conversion of any shares of Series F Preferred Stock occurs during the related the period beginning on, and including, the date such Triggering Event occurs, then, subject to the limitations described under “-Limitations on Conversion” below, the Conversion Rate or Alternative Conversion Rate applicable to such conversion will be increased by a number of shares equal to the Triggering Event Additional Shares.

Additional Conversion Rate Adjustments

The Conversion Rate, as provided in the Series F Certificate of Designation, is subject to adjustment as a result of the following events:

●	our distribution of a Common Stock dividend or distribution on all or substantially all shares of our Common Stock, or our splitting or combining of shares of Common Stock;

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●	our issuance to all or substantially all holders of our Common Stock of rights, Options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan), entitling the holder, for a period of not more than 60 days after the record date of such distribution, to purchase shares of our Common Stock at a price less than the average of the Last Reported Sale Price per share for the 10 consecutive Trading Days ending on the Trading Day immediately before such distribution is announced;

●	our distribution of Capital Stock, evidence of indebtedness or other assets or property of ours, or other rights, Options or warrants to acquire Capital Stock or other securities of ours, to all or substantially all holders of our common stock, subject to certain exceptions set forth in the Series F Certificate of Designation;

●	our distribution or dividend of Capital Stock or a similar equity interest, which is listed or quoted on a U.S. national securities exchange, as a result of the spinning off of a subsidiary, affiliate or other business unit to all or substantially all holders of our Common Stock;

●	our distribution of cash dividends to all or substantially all holders of our common stock; or

●	our payment in respect of a tender or exchange offer for shares of our Common Stock and the value (determined as of the time such tender offer expires by our board of directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

The Conversion Consideration, as provided in the Preferred Shares, is also subject to adjustment as a result of the following events:

●	certain recapitalizations, reclassifications or changes of our Common Stock;

●	certain consolidations, mergers, combinations or binding or statutory share exchanges involving us;

●	the sale, lease or other transfer of all or substantially all of our assets; or

●	other similar events.

Limitations on Conversion

No party may convert any shares of Series F Preferred Stock or otherwise issue shares on account of such shares of Series F Preferred Stock if, as a result of the conversion or issuance, a holder and its affiliates would beneficially own in excess of 4.99% of the shares of our Common Stock. However, upon 61 days’ advance notice to us, a holder may increase the limit of beneficially owned shares of our Common Stock from 4.99% to any amount up 9.99% of the shares of our Common Stock. In the event that the issuance of shares of Common Stock to a holder upon conversion of, or otherwise on account, the shares of Series F Preferred Stock results in such holder and its affiliates being deemed to beneficially own, in the aggregate, more than the maximum percentage described in the preceding sentence of the number of outstanding shares of our Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the holder’s and its affiliates’ aggregate beneficial ownership exceeds such maximum percentage will be deemed null and void and will be cancelled ab initio, and the holder will not have the power to vote or to transfer such excess shares.

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Until the Requisite Stockholder Approval is obtained, in no event will the sum of (A) the number of shares of Common Stock issuable upon conversion or otherwise on account of the shares of Series F Preferred Stock, including (for the avoidance of doubt) any portion constituting a payment of a Stated Dividend, plus (B) the number of shares set forth in the Series F Certificate of Designation exceeds the number of shares set forth in the Series F Certificate of Designation in the aggregate. If any one or more shares of Common Stock are not delivered as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then (1) on the date such shares of Common Stock are issuable hereunder (after giving effect to any limitations imposed under the immediately preceding paragraph), we will pay to the holder, in addition to the Conversion Consideration otherwise due upon such conversion or shares otherwise due to the holder under the Series F Certificate of Designation, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date; and (2) to the extent the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the holder of such Withheld Shares, we will reimburse the holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the holder; and (II) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date; provided, that to the extent that any such cash payment would be prohibited by the Senior Indebtedness Agreement, such cash payment shall be paid on the first business day after the date such cash payment is no longer prohibited.

Certain Covenants

Financial Covenants

The Company will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2025, permit the Net Leverage Ratio to be greater than 2.50 to 1.00.

The Company will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2025, the Current Ratio as of such date to be less than 1.00 to 1.00.

Limitation on Indebtedness

The Series F Certificate of Designation requires that we do not and do not permit any of our subsidiaries to:

●	create, incur, assume, guarantee or be or remain liable with respect to any indebtedness, other than Permitted Indebtedness;

●	prepay any indebtedness (other than in respect of Senior Indebtedness) except as permitted under Section 9.04(b)(i)(A) through (D) of the Senior Indebtedness Agreement (in each case of such sections of the Senior Indebtedness Agreement, as such sections are in effect as of the Issue Date); provided that any such prepayment made pursuant to Section 9.04(b)(i)(D) shall be subject to the section described in “Dividends; Cash Sweep Payments-Cash Sweep Payments” above.

●	amend or modify the terms of any indebtedness (other than the Senior Indebtedness Agreement in accordance with the definition thereof (as in effect on the Issue Date)); or

●	incur any indebtedness (other than the Senior Indebtedness in accordance with terms of the Senior Indebtedness Agreement (as in effect on the Issue Date)) that would cause a breach or Triggering Event under the Series F Certificate of Designation or prohibit or restrict the performance of our obligations under the Series F Certificate of Designation, including without limitation, the payment of dividends and redemption amounts in respect of the Series F Preferred Stock.

We will not (i) incur indebtedness under the Senior Indebtedness Agreement or under any agreement evidencing a Senior Indebtedness Permitted Refinancing in a principal amount in excess of the Borrowing Base in existence under the Senior Indebtedness Agreement in effect on the Issue Date, or (ii) amend the Senior Indebtedness Agreement or enter into any agreement evidencing a Senior Indebtedness Permitted Refinancing in a manner that requires the payment of any prepayment premium, make-whole amount or other similar fee to repay all principal plus accrued and unpaid interest obligations thereunder (other than, in respect of this clause (ii), customary breakage reimbursement fees substantially similar to those set forth in the Senior Indebtedness Agreement in effect on the Issue Date), in each case, without the prior written consent of the Required Holders.

“Permitted Indebtedness” means (A) Senior Indebtedness; and (B) indebtedness permitted to be created, incurred, assumed, guaranteed or to be or remain liable with respect to any indebtedness, in each case, under Section 9.02 of the Senior Indebtedness Agreement as in effect on the Issue Date (other than with respect to Section 9.02(e), (g) and (m) thereof (in each case of such sections of the Senior Indebtedness Agreement, as such sections are in effect as of the Issue Date)).

Limitation on Liens

The Series F Certificate of Designation requires that we will not, and will not permit our subsidiaries to, directly or indirectly, create, incur, assume, permit or suffer to exist any lien of any kind on any asset owned as of the date of the Series F Certificate of Designation or thereafter acquired, other than the following “Permitted Liens”:

●	liens securing obligations permitted under clause (A) of the definition of Permitted Indebtedness and (ii) liens actually disclosed pursuant to the Purchase Agreement as in effect as of the Issue Date; and

●	liens permitted to be created, incurred, assumed, permitted or suffered to exist, in each case, under Section 9.03 of the Senior Indebtedness Agreement as in effect on the Issue Date (other than with respect to Section 9.03(h) thereof (as in effect as of the Issue Date)).

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Limitation on Investments

The Series F Certificate of Designation requires that we do not directly or indirectly acquire or own, or make any investment in or to any person, or permit any of our subsidiaries to do so, other than the following permitted investments (each, a “Permitted Investment”):

●	investments actually disclosed pursuant to the Purchase Agreement; and

●	investments permitted to be acquired, owned or made, in each case, under Section 9.05 of the Senior Indebtedness Agreement as in effect on the Issue Date (other than with respect to investments permitted pursuant to (w) Section 9.05(b)(iii), (x) Section 9.05(h), provided that the maximum amount applicable thereto shall be an aggregate of $500,000, (y) Section 9.05(i), provided that the maximum amount applicable thereto shall be $250,000) and (z) Section 9.05(l), provided that the maximum amount applicable thereto shall be $500,000, in each case of such sections of the Senior Indebtedness Agreement, as such sections are in effect as of the Issue Date); provided that any such investments made pursuant to Section 9.05(g) thereof shall be subject to the section described in “Dividends; Cash Sweep Payments-Cash Sweep Payments” above.

In addition, the Series F Certificate of Designation will not permit us to make any investment (including a Permitted Investment), or to permit any of our subsidiaries to make any investment (including a Permitted Investment) if (i) any Triggering Event has occurred under the Series F Certificate of Designation and has not been waived by the Required Holders, or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute a Triggering Event with respect to the second, fourth, sixth, ninth, tenth or eleventh bullet points of the definition thereof.

Limitation on Distributions

The Series F Certificate of Designation requires that we do not, and do not permit any subsidiary to:

●	repurchase or redeem any class of stock or other Equity Interest other than pursuant to (i) the Series F Certificate of Designation or (ii) employee, director or consultant repurchase plans or similar agreements provided under plans approved by our board of directors, provided, however, in each case of the foregoing clause (ii), the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest;

●	declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, other than pursuant to (i) the Series F Certificate of Designation or (ii) the declaration or payment of dividends or distributions permitted to be made under Section 9.04(a) of the Senior Indebtedness Agreement (as in effect on the Issue Date); provided that (x) no such declaration or payment shall be made until all accrued and unpaid dividends owing on the Series F Preferred Stock have been paid, (y) no such declarations or payments shall be made unless all dividends paid on the Series F Preferred Stock on each of the two preceding Dividend Payment Dates were paid in cash and (z) any such declaration or payment shall be subject to the section described in “Dividends; Cash Sweep Payments-Cash Sweep Payments” above; or

●	lend money to any employees, officers or directors (except as permitted under the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in each case, other than as permitted under Section 9.05(i) of the Senior Indebtedness Agreement (as in effect on the Issue Date), provided that the maximum amount applicable thereto shall be $250,000.

If there are dividends or distributions made by us or any subsidiary (other than a subsidiary of ours paying dividends or making distributions to us or a parent company that is a direct or indirect wholly owned subsidiary of us), within one business day following the date on which we file an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the SEC, we will provide the holder with a written notice setting forth the aggregate amount of dividends or distributions made by us or any subsidiary pursuant to the distributions covenant for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

Notwithstanding the foregoing, we will not be permitted to, nor allow any of our subsidiaries to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest (other than pursuant to the Series F Certificate of Designation) if (A) any Triggering Event has occurred and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute a Triggering Event with respect to the second, fourth, eighth, sixth, ninth, tenth or eleventh bullet points of the definition thereof, other than a subsidiary of our paying dividends or making distributions to us or a parent company that is a direct or indirect wholly owned subsidiary of us.

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Limitation on Transfers

The Series F Certificate of Designation requires that we do not, nor permit our subsidiaries to, voluntarily or involuntarily, transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of our and our subsidiaries’ assets (taken as a whole), other than Permitted Transfers and Permitted Investments.

“Permitted Transfers” means transfers, sales, leases, licenses, lending or other conveyances, in each case, permitted under Section 9.12 of the Senior Indebtedness Agreement as in effect on the Issue Date (other than with respect to such transactions permitted pursuant to Section 9.12(d), (e) and (l) and clause (i) of the last paragraph thereto (in each case of such sections of the Senior Indebtedness Agreement, as such sections are in effect as of the Issue Date), in an aggregate amount in excess of $5,000,000).

Limitation on Transactions with Affiliates

The Preferred Shares require that we and our subsidiaries do not enter into, renew, extend, or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than us or any of our wholly owned subsidiaries), except transactions (i) that are disclosed pursuant to the Purchase Agreement, or (ii) as permitted to be entered into, renewed, extended or to be a party to pursuant to Section 9.14 of the Senior Indebtedness Agreement as in effect on the Issue Date (other than pursuant to Section 9.14(c), (d) and (f) (in each case of such sections of the Senior Indebtedness Agreement, as such sections are in effect as of the Issue Date)).

Executive Compensation

We will maintain an independent compensation committee comprised entirely of independent directors and who will retain the services of a reputable third-party compensation consultant for the purposes of informing themselves regarding compensation practices among our peer group companies and of the market generally. We will agree that once the 2025 Planned Compensation Adjustments are made and for so long as any shares of Series F Preferred Stock are outstanding, neither we, nor any of our subsidiaries, will increase the total annual cash compensation of any executive officer or director of us or our subsidiaries by more than 5% on an annual basis, unless the Daily VWAP on each of the 20 consecutive VWAP Trading Days ending on and including the VWAP Trading Day immediately prior to the date of such annual increase in total annual compensation exceeds 150% of the Conversion Price. We will be permitted to (i) issue equity compensation in the form of restricted stock units (“RSU’s”) and performance stock units (“PSU’s”) to executives officers and directors as approved by the compensation committee; provided, that (A) all such PSU’s issued to executive officers will be subject to the achievement of the company’s Key Performance Indicators that are established by the compensation committee annually (the “KPIs”), and all such current and new RSU’s and PSU’s awarded to executive officers will be subject to the lockup agreements entered into by such executive officers, (ii) issue stock options to executive officers pursuant to our equity incentive plan; provided that such stock options will not have a strike prices less than the value of a share of Common Stock implied by the Conversion Price, and (iii) enter into compensation arrangements with newly hired executive officers or newly elected or appointed directors to the extent approved by the board of directors; provided, that, following the establishment of such newly hired executive officer’s or newly elected or appointed director’s compensation in connection with their initial retention, any changes to the compensation of such newly hired executive officer or newly elected or appointed director will be subject to the terms of this section, and each such newly hired executive officer or newly elected or appointed director will execute a lock up agreement substantially in the form of the lock-up agreements entered into in connection with this offering. Following the occurrence of a Triggering Event until the date that no shares of Series F Preferred Stock are outstanding, base salary (without any increase) shall be the only cash compensation of such executive officers and directors of the Company, and we will not issue Capital Stock of the Company (including, for the avoidance of doubt, RSU’s or PSU’s) to such executive officers or directors. The term “2025 Planned Compensation Adjustments” means adjustments and changes to the compensation of our executive officers as set forth in the written compensation report provided to the Purchaser prior to the date of the Series F Certificate of Designation; provided that any RSUs or PSUs granted as part of such 2025 Planned Compensation Adjustments are subject to the lockup agreements entered into in connection with this offering.

Limitation on Issuances

The Preferred Shares require that neither we nor our subsidiaries, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any shares of Series F Preferred Stock (other than as contemplated by the Purchase Agreement or the Series F Certificate of Designation) or (ii) issue any other securities or incur any indebtedness, in each case, that would cause a breach or Trigger under the Series F Certificate of Designation, or that by its terms would prohibit or restrict the performance of any of our or our subsidiaries’ obligations under the Series F Certificate of Designation including, without limitation, the payment of dividends and redemption amounts in respect of the Series F Preferred Stock.

Required Funding Programs

We are required to (i) at all times from and after September 1, 2025 have an agreement providing for an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act (an “ATM Sales Agreement”) in place pursuant to which the Company may issue and sell shares of Common Stock from time to time and (ii) ensure that the aggregate amount of Common Stock that is available to be issued and sold under the ATM Sales Agreement at all times equals or exceeds $25,000,000.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of our and our subsidiaries’ assets, taken as a whole, to another person, other than a holder of a Note or any of its affiliates (a “Business Combination Event”), unless:

●	the resulting, surviving or transferee person either (x) is us or (y) if not us, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any state thereof or the District of Columbia that expressly assumes (by executing and delivering to the holders, at or before the effective time of such Business Combination Event, a supplement to the Preferred Shares) all of the our obligations under the Series F Certificate of Designation (including, without limitation, by way of incorporating the terms thereunder into the organizational documents of such Successor Corporation); and

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●	immediately after giving effect to such Business Combination Event, no Triggering Event will have occurred that has not been waived and no Trigger will have occurred and be continuing which has not been waived.

Other Covenants

We are also required, among other covenants, to:

●	maintain our corporate existence and our rights, licenses and franchises, as well as the rights, licenses and franchises of our subsidiaries;

●	file all income and other material tax returns and reports required to have been filed (taking into account ordinary course extensions) and pay prior to delinquency all income and other material taxes, fees or other related charges of any nature whatsoever, subject to certain exceptions, and cause our subsidiaries to do the same;

●	not, and cause each of our subsidiaries to not, directly or indirectly, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company;

●	not modify, and not allow our subsidiaries to modify, our or their corporate structure or purpose;

●	maintain and preserve all of our properties which are necessary or useful in the proper conduct of our business in good working order and condition, and comply in all material respects with the provisions of all leases to which we or our subsidiaries are a party as lessee or under which we or our subsidiaries occupy property, so as to prevent any loss or forfeiture thereof or thereunder, and cause our subsidiaries to do the same;

●	take all action necessary or advisable to maintain and preserve all of our intellectual property rights that are necessary or material to the conduct of our business in full force and effect and cause our subsidiaries to do the same;

●	maintain insurance with responsible and reputable insurance companies or associations with respect to our properties and business in such amounts covering such risks as is required by any governmental agency having jurisdiction over us or as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations;

●	make certain regulatory filings required under applicable antitrust laws at the request of the holder and to the extent required in connection with the exercise of any of the holder’s rights with respect to the Series F Preferred Stock or the Warrants;

●	on a monthly basis, and immediately in the event certain Triggering Events occur, we will be required to deliver compliance certifications to the holders of the Series F Preferred Stock certifying as to our satisfaction of certain specified covenants for the period since the previously submitted compliance certificate;

●	provide the holder with certain information rights and reimburse the holder for certain documented out of pocket expenses

●	so long as any shares of Series F Preferred Stock remain outstanding, at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance equal to the greater of an amount equal to the product of 350,000,000 multiplied by a fraction, the numerator of which is the aggregate number of shares of Series F Preferred Stock outstanding as of such date and the denominator of which is the number of shares of Series F Preferred Stock issued pursuant to the Purchase Agreement, (ii) 200% of a fraction, the numerator of which shall be the aggregate Stated Value with respect to all outstanding shares of Series F Preferred Stock as of such date, plus all remaining unpaid dividends payable on the Series F Preferred Stock through and including the date that is six months after the maturity date of the Senior Indebtedness Agreement, plus the maximum number of shares of Common Stock exercisable pursuant to the Warrants, and the denominator of which shall be the Triggering Event Conversion Price and (iii) 100% of a fraction, the numerator of which shall be the aggregate Stated Value with respect to all outstanding shares of Series F Preferred Stock as of such date, plus all remaining unpaid dividends payable on the Series F Preferred Stock through and including the date that is six months after the maturity date of the Senior Indebtedness Agreement, plus the maximum number of shares of Common Stock exercisable pursuant to the Warrants, and the denominator of which shall be the Conversion Price.

Triggering Events

A “Trigger” means any event that is (or, after notice, passage of time or both, would be) a Triggering Event.

A “Triggering Event” means the occurrence of any of the following:

●	any failure to pay in full when due any cash payment required pursuant to the Series F Certificate of Designation, including, without limitation, any Alternative Conversion Cash Payment, Cash Sweep Payment, Company Redemption Price, Additional Payment, or Fundamental Change Redemption Price;

●	any failure for two business days in the payment when due of any dividends on the Series F Preferred Stock (to the extent not accrued pursuant to the terms of the Series F Certificate of Designation);

●	any failure in the execution of our obligation to issue shares pursuant to the Series F Certificate of Designation in accordance with the covenants described above under “-Method of Payment” or “-Conversion Rights”;

●	any failure in the execution of our obligation to timely deliver a written notice of a Fundamental Change pursuant to the applicable section of the Series F Certificate of Designation, Cash Sweep Certification in accordance with the requirements described in “Dividends; Cash Sweep Payments-Cash Sweep Payments” above, or compliance certification required by the Series F Certificate of Designation and such failure continues for three business days, or the delivery of a materially false or inaccurate written notice of a Fundamental Change, Cash Sweep Certification, notice of a Company Redemption or compliance certification required by the Series F Certificate of Designation;

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●	any failure to timely deliver written notice of a Triggering Event or any delivery of a materially false or inaccurate certification (including a false or inaccurate deemed certification) by us (A) that the Equity Conditions or Company Redemption Equity Conditions, as applicable, are satisfied or (B) as to whether any Triggering Event has occurred;

●	certain failures in the execution of our obligations or agreements under the Series F Certificate of Designation or the other transaction documents related to the Preferred Shares, or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of any transaction document as of the date when made (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); provided, however, that if such failure or breach can be cured, then such failure or breach will not be a Triggering Event unless we have failed to cure such failure or breach within 10 days after its occurrence;

●	any provision of any transaction document related to the Preferred Shares at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by us or any of our subsidiaries, or a proceeding is commenced by us or any of our subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

●	we fail to comply with certain specified covenants;

●	the suspension from trading or failure of our Common Stock to be trading or listed on our primary Eligible Exchange (measured in terms of trading volume for our Common Stock) on which our Common Stock is traded for a period of three consecutive Trading Days;

●	(i) our failure or the failure of any of our subsidiaries to pay when due or within any applicable grace period any of our or such subsidiary’s indebtedness having an individual principal amount in excess of at least $1,000,000 (or its foreign currency equivalent) in the aggregate; (ii) the occurrence of any breach or default under any terms or provisions of any of our or any of our subsidiaries’ other indebtedness of at least $1,000,000 (or its foreign currency equivalent) in the aggregate, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, indebtedness having an individual principal amount in excess of $1,000,000 to become or be declared due prior to its stated maturity (whether or not such breach or default has been waived by the holders of such indebtedness or otherwise cured) we effect any amendment, amendment and restatement or other modification to the Senior Indebtedness Agreement or effect any refinancing, refunding, renewal or extension of the Senior Indebtedness that has, in the reasonable determination of the holder, an adverse effect on such holder;

●	one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least $1,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against us or the subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

●	(A) we fail to timely file our quarterly reports on Form 10-Q or its annual reports on Form 10-K with the SEC in the manner and within the time periods required by the Exchange Act, (B) we withdraw or restate any such quarterly report or annual report previously filed with the SEC or (C) we at any time cease to satisfy the eligibility requirements set forth under Section I.A of the General Instructions to Form S-3;

●	at any time any shares of our Common Stock issuable pursuant to the Series F Certificate of Designation are not Freely Tradable;

●	we or any of our significant subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

○	commences a voluntary case or proceeding;

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○	consents to the entry of an order for relief against us or it in an involuntary case or proceeding;

○	consents to the appointment of a custodian of us or it or for any substantial part of our or its property;

○	makes a general assignment for the benefit of our creditors;

○	takes any comparable action under any foreign Bankruptcy Law; or

○	generally is not paying its debts as they become due;

●	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

○	is for relief against us or any of our significant subsidiaries in an involuntary case or proceeding;

○	appoints a custodian of us or any of our significant subsidiaries, or for any substantial part of our property or any of our significant subsidiaries;

○	orders the winding up or liquidation of us or any of our significant subsidiaries; or

○	grants any similar relief with respect to us or any of its Significant Subsidiaries under any foreign Bankruptcy Law; or

●	our stockholders approve any plan for our liquidation or dissolution.

Trigger Dividends

If a Trigger or a Triggering Event occurs, then in each case, each holder of Series F Preferred Stock will be entitled to receive, on a cumulative basis, whether or not authorized or declared and whether or not we have assets legally available therefor, dividends (in addition to the Stated Dividends) on each share of Series F Preferred Stock (the “Trigger Dividend”) at a rate per annum equal to 22% less the then current Stated Dividend Rate on the amount equal to the sum of (a) the Stated Value plus (b) all accrued and unpaid dividends on such share of Series F Preferred Stock (including dividends accrued and unpaid on previously unpaid dividends, but excluding any dividends accruing and not yet due). Such Trigger Dividends will automatically accrue daily and compound quarterly from, and including, the date of such Trigger or Triggering Event, as applicable, to, but excluding, the date such Trigger is cured and all outstanding Trigger Dividends have been paid. Trigger Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Trigger is cured, and (iii) the date on which any shares of Series F Preferred Stock on which such Trigger Dividends have accrued (including dividends accrued and unpaid on previously unpaid dividends thereon) are redeemed, converted or otherwise retired (including, without limitation, a Conversion Settlement Date, Company Redemption Date, Fundamental Change Redemption Date, or any date that a Cash Sweep Payment is paid by the Company to the holder).

Senior Credit Step-In Rights

If at any time following the Issue Date, the trading price of a share of Common Stock on the principal U.S. national or regional securities exchange on which the Common Stock is then listed is below (x) $2.00 at any time during a Trading Day for three consecutive Trading Days or (y) $1.50 at any time during a Trading Day, then from and after such time, the holder (or any affiliate of the holder to which the holder has assigned its rights under this section) will have the right to make a loan to us secured by all assets of the Company and in an amount necessary to, and to require us to use the proceeds thereof to, effect Payment in Full (as defined in the Senior Indebtedness Agreement or any equivalent term set forth in any agreement evidencing Senior Indebtedness Permitted Refinancing) (including, in respect of any Letters of Credit, Secured Swap Agreements and Bank Products (each, as defined in the Senior Indebtedness Agreement as in effect on the Issue Date) then extant, cash collateralizing or otherwise entering into arrangements satisfactory to the applicable parties in accordance with the Senior Indebtedness Agreement as in effect on the Issue Date), with the documentation for such secured loan being substantially in the form of the Senior Indebtedness Agreement and the applicable Loan Documents (as defined in the Senior Indebtedness Agreement), in each case, as in effect on the Issue Date (other than removing any letter of credit facility therefrom) (collectively, the “Mirror Credit Facility”). Concurrently with the closing of such Mirror Credit Facility and the making of such secured loan by holder to us or at any time thereafter (at the option of the Holder), we agree to (A) amend the Mirror Credit Facility so that the lien on the Collateral (as defined in the Mirror Credit Facility) pursuant to the Mirror Credit Facility shall also secure, on a pari passu basis, our payment obligations under the Series F Certificate of Designation, (B) enter into a new senior secured credit agreement or any other agreement evidencing indebtedness with the holder (including, without limitation, by exchange of the Series F Preferred Stock for senior secured convertible notes at the holder’s option), the terms of which shall be substantially similar to the terms of the Series F Preferred Stock, and use the proceeds paid by the holder thereunder to redeem the shares of Series F Preferred Stock or (C) any combination of the foregoing clauses (A) and (B).

Special Meeting of Stockholders and Voting Agreement

The terms of the Series F Preferred Stock provide that we will not issues shares of our Common Stock upon conversion of the Series F Preferred Stock to the extent that such issuance would require prior stockholder approval in accordance with Nasdaq rules, unless such stockholder approval has been obtained. We will agree to seek to obtain stockholder approval for the issuance of our shares of Common Stock upon conversion of the Series F Preferred Stock and upon exercise of the Warrants, if issued, as soon as reasonably practicable (and not later than 45 days if the SEC does not review and provide written comments on the proxy statement or 60 days if the SEC does review and provide written comments on the proxy statement) following the date of the Purchase Agreement. Holders of our Common Stock owning more than 50% of our issued and outstanding shares of Common Stock have entered into and delivered voting agreements pursuant to which such holders have agreed to vote their shares of Common Stock in favor of such matters.

Certain Definitions

“Absolute Floor Price” has the meaning set forth in the Series F Certificate of Designation.

“Alternative Conversion Cap” means, for any calendar quarter, and subject to increase by any rollover from the prior calendar quarters pursuant to Section 7(D)(iii) of the Series F Certificate of Designation, the greater of (i) 10% of the aggregate dollar trading volume (as reported by Bloomberg function “PROP <US EQUITY> HP” (or its equivalent successor ticker)) of the Common Stock in a given calendar quarter, beginning with the calendar quarter ending June 30, 2025, and (ii) $20,000,000.

“Alternative Conversion Cash Payment Amount” means, for any Alternative Conversion Cash Payment, an amount in cash equal to the result (rounded up to the nearest second decimal place) of (i) (a) 112.5% multiplied by (b) the Repayment Multiplier multiplied by (c) the Stated Value of the shares of Series F Preferred Stock subject to the Alternative Conversion Cash Payment plus (ii) the accrued and unpaid dividends on such shares of Series F Preferred Stock.

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“Alternative Conversion Date” means the first business day on which the requirements set forth in Section 7(D)(i) of the Series F Certificate of Designation to convert shares of Series F Preferred Stock are satisfied.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Capital Stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Cash Sweep Amount” means, (a) with respect to any Cash Sweep Financing, 25% of the net proceeds from such financing and (b) with respect to any DFCF Action, 25% of the amount of such dividend, distribution, prepayment or investment, as applicable.

“Company Redemption Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied: as of such date and on each of the 20 previous Trading Days: (A) the shares issuable pursuant to the Series F Certificate of Designation are Freely Tradable; (B) the holder is not in possession of any material non-public information; (C) such shares will be newly issued or treasury shares and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim, and will satisfy certain conditions set forth in the Series F Certificate of Designation; (D) the Company is not in possession of any material non-public information and neither the Company, nor any director, executive officer or employee of the Company, is otherwise restricted from trading the Company’s Capital Stock pursuant to the Company’s insider trading policy or other corporate governance policies; and (E) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated.

“Conversion Date” means the first business day on which the requirements set forth in Section 7(C)(i) of the Series F Certificate of Designation to convert shares of Series F Preferred Stock are satisfied.

“Conversion Settlement Date” means the first business day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately after the Conversion Date or Alternative Conversion Date for such conversion.

“Convertible Securities” means any Capital Stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

“Current Ratio” has the meaning set forth in, and shall be calculated in all respects (including with respect to when such calculations shall be made for any given fiscal quarter) in accordance with, the Senior Indebtedness Agreement as in effect as of the Issue Date; provided that no curative actions taken in accordance with Section 9.01(c) of the Senior Indebtedness Agreement (as in effect as of the Issue Date) shall be taken into account when calculating Current Ratio under the Series F Certificate of Designation.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PROP <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

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“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied: as of such date and on each of the 20 previous Trading Days: (A) the shares issuable pursuant to the Series F Certificate of Designation are Freely Tradable; (B) the holder is not in possession of any material non-public information concerning the Company; (C) the issuance of such shares will not be limited as provided under the second paragraph under “-Limitations on Conversion”; (D) such shares will be newly issued or treasury shares and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim, and will satisfy certain conditions set forth in the Series F Certificate of Designation; (E) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of the Common Stock on The Nasdaq Capital Market is not less than $1.00 (subject to proportionate adjustments for certain stock dividends or distributions, splits and combinations); (G) the daily dollar trading volume (as reported on Bloomberg) of our common stock on The Nasdaq Capital Market is not less than $500,000; (H) no delisting or suspension by the principal, in terms of volume, Eligible Exchange on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Exchange; (I) no Triggering Event will have occurred that has not been waived and no Trigger will have occurred and be continuing which has not been waived and (J) the Market Stock Payment Price is equal to or greater than the Absolute Floor Price.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity Issuance” shall mean (a) any issuance or sale by the Company or any of its subsidiaries of any Equity Interests (including any Equity Interests issued upon exercise or conversion of any Equity Rights and the issuance of any Equity Interests pursuant to any “at-the-market” offering (within the meaning of Rule 415(a)(4) of the Securities Act) or equity line of credit or any Equity Rights, or (b) the receipt by the Company or any of its subsidiaries of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case for bona fide capital-raising purposes and other than (i) any issuance of Equity Interests upon the exercise of any Equity Rights outstanding as of the date of the Series F Certificate of Designation provided, that such issuance is made pursuant to the terms of such Equity Rights in effect on the date of the Series F Certificate of Designation and such Equity Rights are not amended to increase the number of such Equity Interests or to decrease the exercise price, exchange price or conversion price of Equity Rights, (ii) Equity Interests issuable pursuant to an Approved Stock Plan (as defined in the Purchase Agreement) or upon the exercise of any Equity Rights or upon the lapse of forfeiture restrictions on awards made pursuant to an Approved Stock Plan (including Equity Interests withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of Options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or (iii) Common Stock issuable upon the exercise of Options or upon the lapse of forfeiture restrictions on awards made pursuant to, any stock option exchange program of the Company that is approved by the Company’s board of directors or the compensation committee thereof or the Company’s stockholders, whether now in effect or hereafter implemented.

“Equity Rights” shall mean, with respect to any person, any then-outstanding subscriptions, Options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such person.

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“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to the Series F Certification of Designation, that (A) such shares are (or when issued, will be) issued by us pursuant to an effective registration statement and would not constitute “restricted securities” within the meaning of Rule 144, or would be eligible to be offered, sold or otherwise transferred by the holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Issue Date” means the Closing Date.

“Junior Securities” means the Common Stock and all other Convertible Securities of the Company other than those securities which are explicitly senior to or pari passu with the Series F Preferred Stock in dividend rights or liquidation preference.

“Last Reported Sale Price” of the shares of our common stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of common stock are then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of our common stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such Trading Day from a nationally recognized independent investment banking firm selected by us.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Market Stock Payment Price” means, with respect to any Dividend Payment Date or Alternative Conversion Date, as applicable, an amount equal to 87.5% of the lesser of (a) the Daily VWAP on the VWAP Trading Day immediately prior to such Dividend Payment Date or Alternative Conversion Date, as applicable, and (b) the average of the two lowest Daily VWAPs during the five VWAP Trading Day period ending on and including the VWAP Trading Day immediately prior to such Dividend Payment Date or Alternative Conversion Date, as applicable (the lesser of clauses (a) and (b), the “Stock Price”); provided, however, that with respect to any Stated Dividend paid in shares of Common Stock on or after the twelve month anniversary of the Issue Date, if the Stock Price for such Dividend Payment Date is less than 115% of the Conversion Price, the Market Stock Payment Price for such Dividend Payment Date shall be equal to 81% of the Stock Price.

“Net Leverage Ratio” has the meaning set forth in, and shall be calculated in all respects (including with respect to when such calculations shall be made for any given fiscal quarter) in accordance with, the Senior Indebtedness Agreement as in effect as of the Issue Date; provided that no curative actions taken in accordance with Section 9.01(c) of the Senior Indebtedness Agreement (as in effect as of the Issue Date) shall be taken into account when calculating Net Leverage Ratio under the Series F Certificate of Designation.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Permitted Intellectual Property Licenses” means (A) intellectual property licenses actually disclosed pursuant to the Purchase Agreement as in effect on the Issue Date and (B) non-perpetual intellectual property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during a Triggering Event.

“Repayment Multiplier” means, as of any date, an amount equal to 106.25% plus 6.25% on each one year anniversary of the Issue Date. For example, on and after the one-year anniversary of the Issue Date but before the two-year anniversary of the Issue Date, the Repayment Multiplier will be equal to 112.5%.

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“Required Holders” means (I) prior to the Closing Date, each Purchaser entitled to purchase Series F Purchased Preferred Stock at the closing of this offering, and (II) on or after the Closing Date, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable under the Purchase Agreement or pursuant to the Preferred Shares or Warrants, as applicable; provided that such majority must include the Purchaser, so long as the Purchaser or any of its affiliates hold any Preferred Shares or Warrants.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Rule 5635(d) (or similar rule of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) with respect to the issuance of shares of Common Stock upon conversion of the shares of Series F Preferred Stock and exercise of the Warrants in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading), such stockholder approval is no longer required for the Company to settle all conversions of Series F Preferred Stock by delivering shares of Common Stock without limitation pursuant to the Series F Certificate of Designation.

“Senior Indebtedness” means indebtedness incurred pursuant to the Senior Indebtedness Agreement, together with any Senior Indebtedness Permitted Refinancing.

“Senior Indebtedness Agreement” means the New Credit Agreement, as such agreement may be amended, amended and restated, or otherwise modified; provided such amendment, amendment and restatement, or modification shall not (i) amend the maturity to a date earlier than the Senior Indebtedness Maturity Date or (ii) otherwise have, in the reasonable determination of the holder of Series F Preferred Stock, an adverse effect on such holder.

“Senior Indebtedness Maturity Date” means the earlier of (i) the date set forth in the Series F Certificate of Designation and (ii) the date the obligations for borrowed money under the Senior Indebtedness Agreement have been repaid in full.

“Senior Indebtedness Permitted Refinancing” means any refinancing, refunding, renewal or extension of the Senior Indebtedness; provided such refinancing, refunding, renewal or extension (i) shall not provide for any amortization payment, mandatory redemption payment, sinking fund, final maturity date or other repurchase or repayment of principal on an earlier date than required under the Senior Indebtedness Agreement as in effect on the Issue Date, (ii) does not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in the Senior Indebtedness Agreement as in effect on the Issue Date unless the Company makes a bona fide offer to provide the holders of Series F Preferred Stock a correspondingly more restrictive covenant, (iii) does not have, in the reasonable determination of the holder, an adverse effect on such holder and (iv) is on customary terms for a conforming borrowing base revolving credit facility, based on usual and customary oil and gas lending criteria as they exist at such time for reserve-based, secured oil and gas loan transactions in the United States, which may include customary mechanisms for semi-annual scheduled redeterminations thereof and customary adjustments for asset sales and terminations of hedging agreements.

“Stated Dividend Rate” means, as of any date, a rate per annum equal to 12%; provided that, from, including and after the date that is the six-month anniversary of the Senior Indebtedness Maturity Date, the Stated Dividend Rate shall mean 25%.

“Stated Value” means, with respect to any share of Series F Preferred Stock, $1,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series F Preferred Stock).

“Stock Payment Determination Date” means (i) with respect to a payment of a Stated Dividend in shares of Common Stock in accordance with the provisions described “-Method of Payment-Company’s Election to Pay Stated Dividend in Cash or Common Stock” above, the related Dividend Payment Date, and (ii) with respect to the delivery of Conversion Consideration, the related Conversion Date or Alternative Conversion Date.

“Trading Day” means any day on which (A) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which our common stock is listed for trading; and (B) there is no Market Disruption Event, provided that the holder, by written notice to us, may waive any such Market Disruption Event. If our common stock is not so listed or traded, then “Trading Day” means a business day.

“Triggering Event Additional Shares” means, with respect to the conversion of a share of Series F Preferred Stock, an amount equal to the excess, if any, of (A) the Triggering Event Conversion Rate applicable to such conversion over (B) the Conversion Rate, Alternative Conversion Rate or Floor Price Conversion Rate, as applicable, that would otherwise apply to such conversion without giving effect to the provisions described in “-Adjustments to Conversion Rate in Connection with a Triggering Event” above. For the avoidance of doubt, the Triggering Event Additional Shares cannot be a negative number.

“Triggering Event Conversion Price” means, with respect to the conversion of a share of Series F Preferred Stock, the lesser of: (A) the Conversion Price that would be in effect immediately after 5:00 p.m., New York City time, on the Conversion Date or Alternative Conversion Date, as applicable, for such conversion, without giving effect to the provisions described in “-Adjustments to Conversion Rate in Connection with a Triggering Event” above; and (B) 70% of the lowest Daily VWAP per share of Common Stock during the 10 consecutive VWAP Trading Days ending on, and including, such Conversion Date or Alternative Conversion Date, as applicable (or, if such Conversion Date or Alternative Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

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“Triggering Event Conversion Rate” means, with respect to the conversion of a share of Series F Preferred Stock, an amount (rounded to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward)) equal to (A) (i) the Repayment Multiplier multiplied by (ii) the Stated Value divided by (B) the Triggering Event Conversion Price applicable to such conversion.

“Underlying Shares” means such underlying shares of Common Stock issuable upon exercise of a Warrant, together with such underlying shares of Common Stock issuable pursuant to the terms of the Series F Preferred Stock.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which our common stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event, provided that the holder, by written notice to us, may waive any such VWAP Market Disruption Event; and (B) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP Trading Day” means a business day.

Warrants

Issuance

If on the one-year anniversary of the Closing Date (or if such date is not a Trading Day (as defined above), then the immediately preceding Trading Day) (the “Original Issuance Date”) (i) any Preferred Shares are outstanding and (ii) the Last Reported Sale Price (as defined above) during any Trading Day in the 20 Trading Day period ending on and including such date was less than 115% of the Conversion Price (as defined above), then the Company will on such date issue the Warrants to the Purchaser for no additional consideration. The Warrants will be exercisable for a number of shares of Common Stock equal to the quotient of (i) 125% of the Stated Value (as defined above) of all Series F Preferred Stock held by such holder on the Original Issuance Date, divided by (ii) the average of the 10 Daily VWAPs (as defined above) during the 10 VWAP Trading Day (as defined above) period prior to the Original Issuance Date.

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to 110% of the average of the 10 Daily VWAPs during the 10 VWAP Trading Day period prior to the Original Issuance Date. If issued, the Warrants will be immediately exercisable and will expire on the fifth anniversary of the Original Issuance Date (the “Termination Date”). The exercise price and number of shares of our Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

The Warrants are exercisable, at the option of each holder, in whole or in part, at any time or times on or after the Original Issuance Date and on or before the Termination Date, by delivering to us a duly executed notice of exercise. Within the earlier of (i) one Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following the date of exercise, the holder of the Warrant shall deliver the aggregate exercise price for the shares of Common Stock specified in the applicable notice of exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure described in “-Cashless Exercise” below is specified in the applicable notice of exercise. A holder may not exercise any portion of the Warrant to the extent that the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of our Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

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Cashless Exercise

If, at the time a holder exercises its Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Warrant to the holder or the resale of such shares by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of our Common Stock determined according to a formula set forth in the Warrants.

Transferability

Subject to applicable laws, Warrants in physical form may be transferred upon notice to us in writing and surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the form of Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of at least 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of at least 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Certain Definitions

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if the Common Stock is listed or quoted for trading on OTCQB or OTCQX (or any successors to either of the foregoing), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the notice of exercise.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations that may be relevant to the ownership, conversion and disposition of the Series F Preferred Stock, the ownership, exercise and disposition of the Warrants, and the ownership and disposition of the Common Stock received upon conversion of the Series F Preferred Stock or exercise of the Warrants.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold the Series F Preferred Stock, Warrants, and Common Stock received upon conversion or exercise thereof as capital assets within the meaning of Section 1221 of the Code.

This summary does not address all aspects of U.S. federal income taxation relevant to holders of the Series F Preferred Stock, Warrants and Common Stock received upon conversion or exercise thereof, and does not address differing tax considerations applicable to investors that may be subject to special tax rules, such as banks, regulated investment companies, tax-exempt entities, pension or retirement plans, insurance companies, brokers, dealers or traders in securities or currencies, cooperatives, “dual-resident” or “expatriated” corporations, underwriters acting in the capacity as investors to whom shares are sold pursuant to this offering, traders in securities electing to mark to market, governmental or international organizations, persons who acquire the Series F Preferred Stock, Warrants, or Common Stock received upon conversion or exercise thereof pursuant to the exercise of any employee share option or otherwise compensation, persons that will hold the Series F Preferred Stock, Warrants or Common Stock received upon conversion or exercise thereof as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons that are “controlled foreign corporations,” persons that are “passive foreign investment companies,” persons subject to the alternative minimum tax, U.S. expatriates, persons that have a “functional currency” other than the U.S. dollar, or persons that own (or are treated as owning) 5% or more of the shares of any class of our stock. This summary addresses only U.S. federal income tax considerations, and does not address state, local, or foreign tax laws, estate or gift taxes or the Medicare tax on net investment income. Investors are urged to consult their tax advisors regarding the tax consequences to them of holding the Series F Preferred Stock, Warrants or Common Stock received upon conversion or exercise thereof under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

As used herein, a “U.S. Holder” is a beneficial owner of the Series F Preferred Stock, Warrants or Common Stock received upon conversion or exercise thereof that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions, or (B) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code. A “non-U.S. Holder” is a beneficial owner of the Series F Stock, Warrants or Common Stock received upon conversion or exercise thereof that is an individual, corporation, estate or trust that is not a U.S. Holder.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the Series F Preferred Stock, Warrants or Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partner and the partnership. Partnerships or other entities or arrangements classified as a partnership holding the Series F Preferred Stock, Warrants or Common Stock and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Allocation of Purchase Price

Each holder must allocate the purchase price paid by such holder for the Series F Preferred Stock and accompanying Warrants based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the Series F Preferred Stock and the Warrants should equal the portion of the purchase price allocated thereto.

U.S. Holders

Distributions on Series F Preferred Stock and Common Stock

Distributions paid on the Series F Preferred Stock or shares of the Common Stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis in the Series F Preferred Stock or shares of the Common Stock, but not below zero. Any remaining excess will be treated as capital gain, and will be treated as described below under “—Sale, Exchange, or Other Taxable Disposition of Series F Preferred Stock, Warrants and Common Stock”. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders are urged to consult their tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.

If we make a distribution on the Series F Preferred Stock in the form of shares of the Common Stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such Common Stock will equal the fair market value of such Common Stock on the distribution date, and a U.S. Holder’s holding period for such Common Stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of Common Stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a Common Stock distribution on the Series F Preferred Stock.

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Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Series F Preferred Stock or Common Stock received upon conversion thereof could be characterized as “extraordinary dividends” under the Code. Corporate U.S. Holders that have held the Series F Preferred Stock or Common Stock received upon conversion thereof for two years or less before the dividend announcement date and that receive an extraordinary dividend will generally be required to reduce their tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Series F Preferred Stock or Common Stock received upon conversion thereof and will be treated as described under “—Sale, Exchange, or Other Taxable Disposition of Series F Preferred Stock, Warrants and Common Stock” below. Non-corporate U.S. Holders that receive an extraordinary dividend will be required to treat any losses on the sale of the Series F Preferred Stock or Common Stock received upon conversion thereof as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the special rates discussed above under “—Distributions on Series F Preferred Stock and Common Stock.”

Adjustments to the Conversion Rate

The conversion rate of the Series F Preferred Stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of a U.S. Holder of the Series F Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Series F Preferred Stock (including adjustments in respect of taxable dividends paid to holders of Common Stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of the Series F Preferred Stock may generally be deemed to have received a distribution even though they have not received any cash. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under “—Distributions on Series F Preferred Stock and Common Stock.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), those withholding taxes may be set off against payments of cash or the delivery of shares of Common Stock in respect of the Series F Preferred Stock (or, in some circumstances, any payments on the Common Stock) or sales proceeds received by, or other funds or assets of, such U.S. Holder. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions on Series F Preferred Stock and Common Stock.” It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. Holder’s adjusted tax basis in the Series F Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Series F Preferred Stock.

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The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series F Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The rules set forth in the proposed regulations will be effective for deemed distributions occurring on or after the date of adoption of the final regulations, but holders of Series F Preferred Stock and withholding agents may rely on them for deemed distributions occurring on or after January 1, 2016.

Sale, Exchange, or Other Taxable Disposition of Series F Preferred Stock, Warrants and Common Stock

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other taxable disposition of Series F Preferred Stock (other than pursuant to a conversion into Common Stock), Warrants or Common Stock received upon conversion or exercise thereof equal to the difference between the amount realized upon the taxable disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described in “—Distributions on Series F Preferred Stock and Common Stock” above to U.S. Holders who have not previously included such dividends in income), and the U.S. Holder’s adjusted tax basis in such Series F Preferred Stock, Warrants or Common Stock received upon conversion or exercise thereof that was disposed. Any such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition the U.S. Holder’s holding period for the Series F Preferred Stock, Warrants or Common Stock received upon conversion or exercise thereof exceeds one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If we redeem Series F Preferred Stock from a U.S. Holder, the redemption proceeds (not including any proceeds attributable to declared but unpaid dividends, which will be taxable as described in “—Distributions on Series F Preferred Stock and Common Stock” above to U.S. Holders who have not previously included such dividends in income) generally will be treated as proceeds from a sale or exchange if (i) the U.S. Holder does not own, actually or constructively, any of our stock other than the Series F Preferred Stock redeemed, (ii) the redemption is “substantially disproportionate” with respect to the U.S. Holder under Section 302(b)(2) of the Code, or (iii) the redemption is “not essentially equivalent to a dividend” with respect to the U.S. Holder under Section 302(b)(1) of the Code. In determining whether any of these tests has been met, shares of our stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. A distribution to a U.S. Holder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in the Company. A redemption of stock for cash that results in a reduction in the proportionate interest in the Company (taking into account any constructive ownership) of a U.S. Holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs may be regarded as a “meaningful reduction” in the U.S. holder’s stock interest in the Company. If a redemption does not meet any of the tests described above, the redemption proceeds will be taxable to a U.S. Holder as described in “—Distributions on Series F Preferred Stock and Common Stock” above and the U.S. Holder’s adjusted tax basis in the redeemed Series F Preferred Stock will be transferred to the U.S. Holder’s remaining stock holdings in the Company. If the U.S. Holder does not retain any direct stock ownership in the Company, the U.S. Holder may lose the entirety of such basis.

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Conversion of Series F Preferred Stock into Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of the Series F Preferred Stock into the Common Stock, except (i) that any cash or Common Stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions on Series F Preferred Stock and Common Stock,” with any Common Stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such Common Stock determined as of the date of conversion, (ii) that a U.S. Holder’s receipt of cash in lieu of a fractional share of Common Stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of Common Stock and the U.S. Holder’s tax basis in the fractional share of Common Stock), and (iii) as discussed below with respect to any cash or Common Stock paid upon conversion in respect of an Additional Payment or accrued and unpaid dividends that have not been declared.

Because payments of Common Stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such taxes from shares of Common Stock or current or subsequent payments of cash to such U.S. Holder.

The tax treatment of a U.S. Holder’s receipt of any cash or Common Stock paid upon conversion in respect of an Additional Payment or accrued and unpaid dividends that have not been declared is uncertain. Although not free from doubt, we believe the receipt of such cash or Common Stock should be treated as additional consideration received by the U.S. Holder upon conversion of the Series F Preferred Stock into Common Stock. Accordingly, the receipt of such cash or Common Stock should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of (i) the sum of the fair market value of the Common Stock received upon conversion and the cash received (other than amounts of cash or Common Stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. Holder’s tax basis in the Series F Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend, such gain (to the extent recognized) will be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of an Additional or accrued but unpaid dividends that have not been declared exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in the Common Stock.

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The tax treatment described above in respect of the payments of cash or Common Stock made in respect of an Additional Payment or accrued and unpaid dividends that have not been declared is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to the Additional Payment or accrued and unpaid dividends that have not been declared represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions on Series F Preferred Stock and Common Stock,” which may exceed the amount of gain otherwise recognized on conversion.

Except as discussed in the penultimate sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of Common Stock received upon conversion of the Series F Preferred Stock will equal the adjusted tax basis of the converted shares of the Series F Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of Common Stock will include the holding period of the converted shares of Series F Preferred Stock. A U.S. Holder’s adjusted tax basis in the Common Stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common Stock received in payment of an Additional Payment or accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have an adjusted tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion. U.S. Holders are urged to consult their tax advisors to determine the tax treatment of a conversion of the Series F Preferred Stock and receipt of any Additional Payment or accrued and unpaid dividends.

In the event a U.S. Holder’s Series F Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders are urged to consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Exercise or Lapse of the Warrants

Except as discussed below with respect to the net exercise of a Warrant (referred to herein as a “cashless exercise”), upon the exercise of a Warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the issued Common Stock received equal to the U.S. Holder’s tax basis in the Warrant plus the exercise price of the Warrant. The holding period for the issued Common Stock received pursuant to the exercise of a Warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the Warrant. Such loss will be long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed. The deductibility of capital losses is subject to certain limitations.

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Under certain circumstances, upon the exercise of a Warrant, you may elect to settle the exercised Warrant pursuant to a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free either because the exercise is not a gain recognition event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the issued Common Stock received would equal the U.S. holder’s tax basis in the respective Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the issued Common Stock would include the holding period of the respective Warrant. If the cashless exercise were otherwise treated as not being a gain recognition event, the holding period in the issued Common Stock might be treated as commencing on the date following the date of exercise of the respective Warrant.

It is possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a portion of their Warrants being exercised with a fair market value equal to the exercise price of the total number of Warrants to be exercised in satisfaction of such exercise price. In this case, a U.S. Holder would recognize gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such Warrants. Alternatively, a U.S. Holder may recognize gain or loss in an amount equal to the fair market value of all the Warrants surrendered in the exercise less the U.S. Holder’s tax basis in such Warrants. In either such case, any such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. Holder’s holding period of the Warrants at the time of the exchange exceeded one year, and the U.S. Holder’s tax basis in the issued Common Stock received would equal the sum of the U.S. Holder’s tax basis in the respective Warrants deemed exercised plus the amount of gain recognized in the exchange. A U.S. Holder’s holding period for the issued Common Stock received would commence on the date following the date of exercise of the respective Warrant.

DUE TO THE ABSENCE OF AUTHORITY ON THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

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Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with distributions on the Series F Preferred Stock or the Common Stock received upon conversion thereof and the proceeds from a sale or other disposition of such stock or the Warrants, unless a U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. Holders

Distributions on Series F Preferred Stock and Common Stock

Distributions or other payments that are treated as dividends (see “—U.S. Holders—Distributions on Series F Preferred Stock and Common Stock” and “—U.S. Holders—Conversions of Series F Preferred Stock into Common Stock”), including distributions on the Series F Preferred Stock in the form of shares of the Common Stock and deemed distributions described above under “—U.S. Holders—Distributions on Series F Preferred Stock and Common Stock – Adjustments to the Conversion Rate,” generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) certifying the non-U.S. Holder’s entitlement to benefits under a relevant income tax treaty. A non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States), such non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In this case, the non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders are urged to consult their tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the Series F Preferred Stock or the Common Stock received upon conversion thereof, including the possible imposition of a “branch profits” tax at a rate of 30% (or a lower treaty rate) if such non-U.S. Holder is a corporation.

Because deemed distributions or distributions made in the Common Stock to a non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, those withholding taxes may be set off against payments of cash or the delivery of shares of the Common Stock in respect of the Series F Preferred Stock (or, in some circumstances, any payments on the Common Stock) or sales proceeds received by, or other funds or assets of, that non-U.S. Holder.

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Sale, Exchange or Other Taxable Disposition of Series F Preferred Stock, Warrants and Common Stock

Subject to the discussions above under “—Distributions on Series F Preferred Stock and Common Stock”, and below under “—Information Reporting and Backup Withholding” and “—FATCA”, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Series F Preferred Stock, Warrants or the Common Stock, other than a redemption of the Series F Preferred Stock that is treated as a distribution as discussed below, unless:

●	the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States),

●	the non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any; provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and the Common Stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are and will be in the future a United States real property holding corporation. In general, gain on the sale or other disposition of stock of a “United States real property holding corporation” that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a holder that owns more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-regularly traded class of stock is convertible into a regularly traded class of stock, gain on the sale of that non-regularly traded stock will be subject to U.S. federal income tax only if, on any date on which such stock was acquired by the holder, the non-regularly traded stock acquired by such holder (including all previously acquired stock of the same class) had a fair market value greater than 5% of the regularly traded class of the corporation’s stock into which it is convertible as measured on such date. If a non-U.S. holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such holder would be required to file a U.S. tax return with respect to such gains.

Because we are a U.S. real property holding corporation, if the Series F Preferred Stock is considered to be “regularly traded,” then gain recognized on a sale or other disposition of the Series F Preferred Stock will be subject to U.S. federal income tax only in the case of a holder that owns more than 5% of the total fair market value of the Series F Preferred Stock at any time during the five-year period ending on the date of disposition. We cannot assure you that the Series F Preferred Stock will not be considered regularly traded under the relevant rules. If the Series F Preferred Stock is not considered to be regularly traded, gain recognized on a sale or other disposition of the Series F Preferred Stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owned, as of the date of any acquisition of such Series F Preferred Stock, an amount of Series F Preferred Stock having a fair market value greater than 5% of the outstanding Common Stock into which it is convertible as measured on such date, provided the Common Stock continues to be regularly traded on an established securities market. Furthermore, in such case, a non-U.S. holder may be subject to a 15% withholding tax on a sale or other disposition of the Series F Preferred Stock. Gain recognized on a sale or other disposition of the Common Stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of the Common Stock, provided the Common Stock continues to be regularly traded on an established securities market. The rules regarding United States real property holding corporations are complex, and non-U.S. holders are urged to consult their tax advisers with respect to the application of these rules based on their particular circumstances.

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If a non-U.S. Holder recognizes gain on a sale or other taxable disposition of the Series F Preferred Stock, the Warrants or the Common Stock that is effectively connected with the conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States), the non-U.S. Holder will generally be taxed on such gain in the same manner as a U.S. person. Non-U.S. Holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of the Series F Preferred Stock, the Warrants or the Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if such non-U.S. Holder is a corporation.

If we redeem Series F Preferred Stock from a non-U.S. Holder, the redemption proceeds may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “—U.S. Holders— Sale, Exchange, or Other Taxable Disposition of Series F Preferred Stock, Warrants and Common Stock,” in which event the redemption proceeds would be subject to tax as discussed above under “—Distributions on Series F Preferred Stock and Common Stock.”

Conversion of Series F Preferred Stock into Common Stock

A non-U.S. Holder generally will not recognize gain or loss upon the conversion of the Series F Preferred Stock into the Common Stock, except that (1) any cash or Common Stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “—U.S. Holders—Conversion of Series F Preferred Stock into Common Stock”, and (2) any cash or Common Stock received in respect of an Additional Payment or accrued and unpaid dividends that have not been declared should be treated in the manner described above under “—U.S. Holders—Conversion of Series F Preferred Stock into Common Stock”. In the case of payments described in (1), it is expected that a withholding agent will withhold tax from such amounts, as described above under “—Distributions on Series F Preferred Stock and Common Stock”. In the case of payments described in (2), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Distributions on Series F Preferred Stock and Common Stock”. Non-U.S. Holders are urged to consult their tax advisors to determine the specific tax consequences to them.

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Adjustments to the Conversion Rate

As described above under “—U.S. Holders—Adjustments to the Conversion Rate”, adjustments in the conversion rate (or failures to adjust the conversion rate) of the Series F Preferred Stock that result in an increase in the proportionate interest of a non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. Holder that are taxed as described under “—Distributions on Series F Preferred Stock and Common Stock”. It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of the Common Stock or sale proceeds subsequently paid or credited to such non-U.S. Holder.

Exercise or Lapse of the Warrants

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise or lapse of a warrant, including a cashless exercise of warrants, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described above under “—U.S. Holders—Exercise or Lapse of the Warrants”. Any gain recognized on the cashless exercise of warrants will generally be subject to U.S. federal income tax only in the circumstances described above under “—Sale, Exchange or Other Taxable Disposition of Series F Preferred Stock, Warrants and Common Stock”.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on the Series F Preferred Stock and the Common Stock received upon conversion thereof. Unless a non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the Series F Preferred Stock, the Warrants or the Common Stock received upon conversion or exercise thereof. A non-U.S. Holder may be subject to backup withholding on payments on the Series F Preferred Stock or the Common Stock received upon conversion thereof or on the proceeds from a sale or other disposition of such stock or the Warrants unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption. The provision of a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit a non-U.S. Holder to avoid backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Series F Preferred Stock, the Warrants or the Common Stock received upon conversion or exercise thereof by a non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the non-U.S. Holder certifies its status as a non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

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Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on the Series F Preferred Stock and the Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

Proposed U.S. Treasury Regulations would eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of the Series F Preferred Stock, the Warrants and the Common Stock received upon conversion or exercise thereof, and may be relied upon by taxpayers until final regulations are issued. Investors are urged to consult their tax advisors regarding the effects of FATCA on their investment in the Series F Preferred Stock, Warrants or the Common Stock received upon conversion or exercise thereof.

The preceding discussion of certain U.S. federal income tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors are urged to consult their tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, owning, converting, and disposing of the Series F Preferred Stock, purchasing, owning, exercising, and disposing of the Warrants, or owning and disposing of the Common Stock received upon conversion or exercise thereof, including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

We have retained Roth Capital Partners, LLC (“Roth”) to identify the Purchaser and to perform certain services for us in connection with this offering as are customary and appropriate in transactions of this type that we reasonably request pursuant to a letter agreement with Roth dated March 24, 2025 (the “Roth Letter Agreement”). We expect to enter into the Purchase Agreement directly with the Purchaser in connection with this offering.

Under the Roth Letter Agreement, we have agreed to pay Roth a cash fee equal to $2,380,000. We will also reimburse Roth for all reasonable preapproved expenses, including fees and expenses of outside counsel in an amount not to exceed $25,000.

The Purchase Agreement provides that our obligation to issue and sell the Preferred Shares and Warrants to the Purchaser is subject to the conditions set forth in the Purchase Agreement. The Purchaser’s obligation to purchase the Preferred Shares and Warrants is subject to the conditions set forth in the Purchase Agreement as well. The Purchase Agreement provides that, subject to certain exceptions, for (x) the period commencing on the date of the Purchase Agreement and ending on the date immediately following the 30th calendar day after the closing date of this offering and (y) the period commencing on the date of the issuance of the Warrants, if any, and ending on the date immediately following the 30th calendar day after the issuance of any such Warrants, neither we nor any of our subsidiaries will directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security.

We expect that the closing of this offering will occur on March 26, 2025 or such later date as we and the Purchaser may agree. The Purchase Agreement provides that the Purchase Agreement may be terminated by the Purchaser if the closing of this offering has not been consummated on or before the fifth business day following the date of the Purchase Agreement. We estimate the total expenses of this offering, which will be payable by us, will be approximately $1.0 million. After deducting our estimated offering expenses, the fees of the Advisors (including Roth under the Roth Letter Agreement), we expect the net proceeds from this offering of the Preferred Shares and Warrants to be approximately $140.8 million.

We have also retained pursuant to a letter agreement date March 24, 2025 (the “Advisor Letter Agreement”) each of Citigroup Global Markets Inc. (“Citi”), Roth, KeyBanc Capital Markets Inc. (“KeyBanc”), Truist Securities, Inc. (“Truist”), MUFG Securities Americas Inc. (“MUFG”), Piper Sandler & Co. (“Piper”), Clear Street LLC (“Clear Street”), Johnson Rice & Company L.L.C. (“Johnson”) and PEP Advisory LLC (“PEP”, and, together with Citi, Roth, KeyBanc, Truist, MUFG, Piper, Clear Street and Johnson, the “Advisors”) as capital market advisers in connection with this offering. We have agreed to pay the Advisors a cash fee of $3.7 million to Citi, $2.2 million to Roth, $0.6 million to KeyBanc, $0.6 million to Truist, $0.3 million to MUFG, $0.3 million to Piper, $0.2 million to Clear Street, $0.05 million to Johnson and $0.05 million to PEP. We will also reimburse the Advisors’ reasonable expenses in connection with this offering, including fees and expenses of outside counsel, in the amount not to exceed $25,000.

The Advisors are not purchasing or selling any Preferred Shares and Warrants subject to this prospectus supplement, nor did the Advisors agree to arrange for the purchase or sale of any specific amount of Preferred Shares and.

The foregoing does not purport to be a complete description of the Roth Letter Agreement, the Advisor Letter Agreement or the Purchase Agreement. A copy of the form of Purchase Agreement will be included as an exhibit to a Current Report on Form 8-K to be filed by us in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Other Relationships

The Advisors and their affiliates have provided and may in the future provide various investment banking and other financial services for us and our affiliates for which they have received and may receive customary fees and commissions. In addition, certain of the Advisors are acting as underwriters for the Concurrent Common Stock Offering. Citigroup has acted as an M&A advisor in connection with the Bayswater Acquisition.

Certain Advisors or their respective affiliates have provided commitments under a credit facility that may be used to fund the cash portion of the consideration for the Bayswater Acquisition, and in connection therewith received or will receive customary fees and expenses.

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LEGAL MATTERS

The validity of our securities offered by this prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP.

EXPERTS

Prairie Operating Co.

The financial statements of Prairie Operating Co. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report appearing thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of the reserves of the Company as of December 31, 2024 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the combined reserve reports of the Company and the Bayswater Assets as of December 31, 2024 and related information incorporated by reference in this prospectus, and the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference in this prospectus have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters. Pursuant to Rule 412 under the Securities Act, the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus by the combined reserve report of the Company and the Bayswater Assets as of December 31, 2024. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nickel Road Operating LLC

The consolidated financial statements of Nickel Road Operating LLC (“NRO”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of NRO’s reserves as of December 31, 2023 and related information incorporated by reference in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024 have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Bayswater

The audited combined statement of revenue and direct operating expenses of the Bayswater Assets as of and for the years ended December 31, 2024 and 2023 which is incorporated by reference into this prospectus has been audited by Plante & Moran, PLLC independent auditors, as stated in their report, which is incorporated by reference. Such financial information is incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.prairieopco.com, and we make our periodic reports and other information file with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 6, 2025;

●	the portions of our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed with the SEC on April 24, 2024, that are incorporated by reference in our Annual Report on Form 10-K/A for the year ended December 31, 2023;

●	our Current Reports on Form 8-K and Form 8-K/A filed on March 19, 2024, November 27, 2024, December 19, 2024, February 7, 2025 (the management’s discussion and analysis of results of operations of the Acquired Properties and pro forma financial statements filed with this February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Acquired Properties and pro forma financial statements filed with the March 24, 2025 Form 8-K referenced below), March 12, 2025, March 17, 2025, and March 24, 2025 (the management’s discussion and analysis of results of operations of the Acquired Properties and pro forma financial statements filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Acquired Properties and pro forma financial statements filed with this March 24, 2025 Form 8-K): and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 22, 2023, as amended by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus. Requests for such documents should be directed to:

Prairie Operating Co.

Attention: Investor Relations

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

S-57

PROSPECTUS

Prairie Operating Co.

$250,000,000

Common Stock

Preferred Stock

Warrants

Units

Rights

From time to time we may offer and sell shares of our common stock, par value $0.01 per share (“Common Stock”), preferred stock, warrants, units and rights. The aggregate initial offering price of all shares of Common Stock sold by us under this prospectus will not exceed $250,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Stock is traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PROP.” On December 9, 2024, the closing price of our Common Stock was $8.15.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 4 of this prospectus for information on certain risks related to the purchase of our securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “Prairie” refer to Prairie Operating Co.; and the term “securities” refers to the shares of our Common Stock registered hereunder.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://investors.prairieopco.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

●	our Annual Report on Form 10-K/A for the year ended December 31, 2023 filed on March 20, 2024, including those portions of our definitive proxy statement on Schedule 14A, filed on April 24, 2024, incorporated by reference therein;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 13, 2024, August 9, 2024 and November 8, 2024, respectively;

●	our Current Reports on Form 8-K filed on January 12, 2024, January 24, 2024, February 5, 2024, February 12, 2024, March 20, 2024, April 9, 2024, April 12, 2024, June 10, 2024, August 20, 2024, October 4, 2024, November 1, 2024, November 21, 2024 and November 27, 2024, and our Current Reports on Form 8-K/A filed on January 29, 2024, February 9, 2024, March 19, 2024 and April 9, 2024; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 22, 2023, as amended by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Prairie Operating Co.

Attention: Investor Relations

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain, or may contain, statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus or in the documents incorporated by reference, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	estimates of oil and natural gas reserves of our oil and gas assets;

●	estimates of the future oil and natural gas production from our oil and gas assets, including estimates of any increases or decreases in production;

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital for our operations;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	changes or developments in applicable laws or regulations, including with respect to taxes;

●	actions taken or not taken by third-parties, including our contractors and competitors;

●	our ability to fund our development and drilling plan using generated free cash flow without utilizing leverage;

●	our operating costs, customer loss and business disruption may be greater than expected following the proposed transaction or the public announcement of the proposed transaction;

●	our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all;

●	uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

●	commodity price and cost volatility and inflation;

●	the ability to obtain and maintain necessary permits and approvals to develop our assets;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

●	the risks related to the growth of the Company’s business;

●	the effects of competition on the Company’s future business; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic filings with the SEC.

Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

2

ABOUT Prairie operating co.

Prairie Operating Co. is an independent oil and gas company focused on the acquisition and development of crude oil, natural gas and natural gas liquids. Our assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. We are committed to the responsible development of our oil and natural gas resources and are focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

Corporate Information

Our principal executive offices are located at 55 Waugh Drive, Suite 400, Houston, Texas 77007, and our telephone number at that location is (713) 424-4247. Our website can be found at https://investors.prairieopco.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and you should not rely on that information when making a decision on whether to invest in our securities.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our Common Stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

3

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

4

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, investments in our subsidiaries, investment in existing or future projects, repurchasing or redeeming our securities, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures, and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

CERTAIN INCOME TAX CONSIDERATIONS

Information regarding material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

5

DESCRIPTION OF SECURITIES

The following summary of the capital stock and our second amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws (“Bylaws”) does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 22,925,161 shares were issued and outstanding as of December 10, 2024, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 14,456.68 shares of Series D convertible preferred stock, par value $0.01 per share (“Series D Preferred Stock”), were issued and outstanding as of December 10, 2024.

The number of authorized shares of Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number reserved for issuance upon the exercise, conversion or exchange of outstanding securities) by the affirmative vote of the majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally on the election of directors, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) (or any successor provision thereto), and no vote of the holders of either Common Stock or preferred stock voting separately as a class or series shall be required therefor.

Description of Common Stock

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. The Company does not have a classified board, as all directors are elected annually. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to our Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Common Stock are entitled to receive ratably in proportion to the shares of Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid, and non-assessable, and all shares of Common Stock registered by this prospectus will be, when sold, validly issued, fully paid, and non-assessable. The holders of Common Stock have no preferences or rights of conversion, exchange, preemption, or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets in proportion to the shares of Common Stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Registration Rights Agreements

In connection with the Standby Equity Purchase Agreement, the Company entered into a registration rights agreement with YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”) pursuant to which the Company agreed to file a registration statement registering the resale of 4,198,343 shares of Common Stock, consisting of (i) up to 100,000 shares of Common Stock issued to YA as consideration for its irrevocable commitment to purchase up to $40.0 million of Common Stock, at the time and in the amount as determined by the Company, under the Standby Equity Purchase Agreement and (ii) up to 4,098,343 shares of Common Stock issuable pursuant to the Standby Equity Purchase Agreement, including upon the conversion of the convertible promissory note by YA on September 30, 2024 in the original principal amount of $15.0 million as part of the $40.0 million commitment.

6

On September 30, 2024, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file a registration statement registering the resale of 1,827,040 shares of Common Stock and the shares of Common Stock issuable upon the exercise of warrants to purchase up to 1,141,552 shares of Common Stock issued by the Company to the investors.

On August 14, 2023, the Company entered into a registration rights agreement with an investor, pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of the shares of Common Stock underlying Series E Preferred Stock and warrants issued in connection therewith (the “Series E Registration Statement”), and the Company agreed to use its best efforts to have the Series E Registration Statement declared effective as promptly as possible after the filing thereof and within the timeframes specified in the Series E Registration Statement.

On May 3, 2023, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of shares of Common Stock underlying Series D Preferred Stock and warrants issued in connection therewith (the “PIPE Resale Registration Statement” and together with the Series E Registration Statement, the “2023 Registration Statement”), and the Company agreed to use its best efforts to have the PIPE Resale Registration Statement declared effective as promptly as possible within the timeframes specified in the PIPE Resale Registration Statement. On December 6, 2023, the SEC declared the 2023 Registration Statement effective.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our Charter and Bylaws:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	provide that our Bylaws can be amended or repealed by the board of directors without any action of the stockholders. Stockholders can amend or repeal our Bylaws with the vote of holders of not less than 66⅔% in voting power of the then-outstanding shares of stock entitled to vote generally on the election of directors, voting together as a single class.

7

Forum Selection

Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) will, to the fullest extent permitted by applicable law, is the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

●	any action asserting a claim against us arising pursuant to any provision of the DGCL, our Charter or our Bylaws; and

●	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

Our Charter and Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The provisions in our Charter and Bylaws do not apply to complaints asserting a cause of action under the Exchange Act. A stockholder may not waive compliance with the federal securities laws and the rules and regulations thereunder.

Our Charter and Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provisions. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our Charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our Charter and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Charter and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Charter and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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Anti-Takeover Effects of Certain Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the DGCL

Certain provisions of our Charter and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Charter, our Bylaws and Delaware law, as applicable, among other things:

●	provide our board of directors with the ability to alter our Bylaws without stockholder approval (subject to rights of the holders of our preferred stock);

●	provide that, subject to the rights of the holders of preferred stock, special meetings of our stockholders may be called only by the Chairman (or any Co-Chairman) of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office; and

●	provide that, subject to the rights of the holders of preferred stock and the terms of the Stockholders Agreement (as defined below), vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum, or by a sole remaining director.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Stockholders Agreement

The Company, Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), Paul L. Kessler, Gary C. Hanna and Edward Kovalik entered into a Stockholders Agreement, dated as of May 3, 2023 (the “Stockholders Agreement”), pursuant to which the parties agreed to use reasonable best efforts, including taking certain necessary actions, to cause the board of directors to cause certain nominees to be elected to serve as a director on the board of directors under the following conditions: (i) one nominee designated by Bristol Capital Advisors and Paul L. Kessler, collectively, so long as Bristol Capital Advisors, Paul L. Kessler and their respective affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on of May 3, 2023; (ii) four nominees designated by Gary C. Hanna and Edward Kovalik (the “Prairie Members”) so long as the Prairie Members and their affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on of May 3, 2023; (iii) three nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 40% (but less than 50%) of the number of shares of Common Stock collectively beneficially owned by such parties on of May 3, 2023; (iv) two nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 30% (but less than 40%) of the number of shares of Common Stock collectively beneficially owned by such parties on of May 3, 2023; (v) one nominee designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 20% (but less than 30%) of the number of shares of Common Stock collectively beneficially owned by such parties on of May 3, 2023; and (vi) in the event of a vacancy on the board of directors, a replacement director designated by the party that designated the vacating director, provided that such upon such replacement, the total number of directors designated by such party does not exceed the total number of directors such party is entitled to designate pursuant to the Stockholders Agreement. The Stockholders Agreement was terminated effective November 15, 2024.

Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Interested Stockholder Transactions. We may become subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. The transfer agent’s telephone number and address are (212) 828-8436 and 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our Common Stock is listed on the Nasdaq under the symbol “PROP.”

Description of Preferred Stock

Our Charter authorizes the board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. The specific terms and conditions of the series of the preferred stock will be described in a supplement to this prospectus. Each series of preferred stock will cover the number of shares and will have the powers, preferences, privileges, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, whether subject to retirement or sinking funds, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock are not entitled to vote at or receive notice of any meeting of stockholders.

Description of Warrants

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the warrant agreement and warrant certificate because those documents, and not the summaries, define your rights as a holder of the warrants.

General

We may issue warrants for the purchase of our Common Stock or preferred stock. Warrants may be issued independently or together with any of our Common Stock, preferred stock, or rights offered by a prospectus supplement, and may be attached to or separate from those offered securities. Any series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. A copy of the form of any such warrant agreement, including the form of warrant certificate representing the warrants, will be filed with the SEC in connection with the offering of particular warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our Common Stock or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

●	the title or designation of the warrants;

●	the aggregate number of the warrants;

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●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

●	the price at which the underlying securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our Common Stock or preferred stock, the holder will not have any rights as a holder of shares of our Common Stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

Description of Units

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the unit agreement because that document, and not the summaries, define your rights as a holder of the units.

We may issue units consisting of one or more shares of Common Stock, shares of preferred stock, warrants, rights, or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

●	the title of units;

●	identification and description of the separate securities included in the units;

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●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities included in the units will be separately transferrable; and

●	any other material terms of the units and the securities included in such units.

Description of Rights

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the rights agent or subscription agent agreement and rights certificate because those documents, and not the summaries, define your rights as a holder of the rights.

General

We may issue rights to purchase Common Stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our Common Stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing rights, will be filed with the SEC in connection with the offering of particular rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our Common Stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of Common Stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our Common Stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our Common Stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), at-the-market offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

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We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the Common Stock, which is currently listed and traded on the Nasdaq. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any Common Stock sold by this prospectus will be listed for trading on the Nasdaq subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our Common Stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over- allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

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LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Prairie Operating Co.

The financial statements of Prairie Operating Co. (formerly known as Prairie Operating Co., LLC) as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and for the period from June 7, 2022 (inception) through December 31, 2022 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report appearing thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of the reserves of the Company as of December 31, 2023 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, the combined reserves of the Company as of June 30, 2024 and related information included in this prospectus have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters. Pursuant to Rule 412 under the Securities Act, the combined and individual reserve reports with respect to the Initial Genesis Assets, the Central Weld Assets and the Genesis Bolt-On Assets, in each case, as of January 31, 2024, incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus by the combined reserve report as of June 30, 2024. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nickel Road Operating LLC

The consolidated financial statements of Nickel Road Operating LLC (“NRO”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of NRO’s reserves as of December 31, 2023 and related information incorporated by reference in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024 have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

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Prairie Operating Co.

150,000 Shares of Series F Convertible Preferred Stock

Warrants to Purchase Shares of our Common Stock

Prospectus Supplement

, 2025